UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 29, 2000


                                CenturyTel, Inc.

             (Exact name of registrant as specified in its charter)


       Louisiana                     1-7784                     72-0651161
    (State or other             (Commission File              (IRS Employer
    jurisdiction of                  Number)                Identification No.)
    incorporation)

        100 Century Park Drive, Monroe, Louisiana                71203
         (Address of principal executive offices)             (Zip Code)


    Registrant's telephone number, including area code      (318) 388-9000


ITEM 2.  Acquisition or Disposition of Assets

      On September 29, 2000, CenturyTel, Inc. ("CenturyTel" or the "Company") consummated the final two of its four acquisitions of assets from affiliates of Verizon Communications, Inc. (successor to GTE Corporation). Collectively under these four acquisitions, the Company acquired over 490,000 access lines for approximately $1.5 billion in cash. The Company's Current Report on Form 8-K dated July 31, 2000 describes the first two Verizon acquisitions.

     Under the September 29, 2000 transactions:

     o The Company purchased approximately 70,500 telephone access lines and related local exchange assets comprising 42 exchanges throughout Wisconsin for approximately $194 million in cash.

     o Telephone USA of Wisconsin, LLC purchased approximately 62,900 telephone access lines and related local exchange assets comprising 35 exchanges throughout Wisconsin for approximately $170 million in cash. The Company owns 89% of Telephone USA, which was organized to acquire and own these Wisconsin properties. At closing, the Company made an equity investment in Telephone USA of approximately $37.8 million and financed substantially all of the remainder of the purchase price.

     To finance these September 29 acquisitions on a short-term basis, the Company borrowed $357 million on a floating-rate basis under its new
$1.5 billion credit facility with Bank of America, N.A. and Citibank, N.A., as lenders, and Banc of America Securities LLC and Salomon Smith Barney Inc., as arrangers.

    The purchase price payable in connection with these acquisitions is subject to various post-closing adjustments to reflect, among other things, the actual amount of accounts receivable acquired by us. We do not expect the aggregate effect of these adjustments to be material.

    In addition to the continued provision of traditional local exchange telephone services, the Company intends to provide long distance, Internet access and other advanced technology services in certain of the acquired Wisconsin markets. The Company currently offers long distance and Internet access service in certain of the acquired Wisconsin markets, and plans to offer high-speed Digital Subscriber Line Internet access service in selected markets.

    For additional information regarding all four Verizon acquisitions, please see the historical financial statements, the pro forma financial information and the other materials filed herewith under Item 7 below.


Item 5.    Other Events.

Third Quarter 2000 Operating Results

     On September 29, 2000, the Company announced that it expects third quarter 2000 earnings per share, excluding one-time items, to equal or exceed FirstCall consensus estimates of $0.42 per share and that revenues will likely range from $470 million to $480 million for the quarter. For additional information, please see Exhibit 99.1 filed herewith under Item 7 below.

Debt Ratings

     On September 19, 2000, Moody's Investors Service lowered CenturyTel's long-term debt rating to Baa2 (with a stable outlook) from Baa1 and on September 20, 2000, Standard & Poor's affirmed its rating of CenturyTel's long-term debt of BBB+ (with a negative outlook).

                               * * * * * * * * * *

Item 7.    Financial Statements and Exhibits

    (a)    Financial statements of properties acquired

           1.  Report of Independent Public Accountants - GTE Arkansas
               Operations.

           2. Statements of Selected Assets, Liabilities and Parent Funding as of June 30, 2000, and December 31, 1999 - GTE Arkansas Operations.

           3. Statements of Income for the six months ended June 30, 2000, and for the year ended December 31, 1999 - GTE Arkansas Operations.

           4. Statements of Cash Flows for the six months ended June 30, 2000, and for the year ended December 31, 1999 - GTE Arkansas Operations.

           5.  Statement of Parent Funding for the year ended December 31, 1999
               - GTE Arkansas Operations.

           6. Notes to Special Purpose Financial Statements - GTE Arkansas Operations.

           7.  Report of Independent Public Accountants - GTE Missouri
               Operations.

           8. Statements of Selected Assets, Liabilities and Parent Funding as of June 30, 2000, and December 31, 1999 - GTE Missouri Operations.

           9. Statements of Income for the six months ended June 30, 2000, and for the year ended December 31, 1999 - GTE Missouri
               Operations.

           10. Statements of Cash Flows for the six months ended June 30, 2000, and for the year ended December 31, 1999 - GTE Missouri Operations.

           11. Statement of Parent Funding for the year ended December 31, 1999
               - GTE Missouri Operations.

           12. Notes to Special Purpose Financial Statements - GTE Missouri Operations.

           13. Report of Independent Public Accountants - Verizon Wisconsin I Operations.

           14. Statements of Selected Assets, Liabilities and Parent Funding as of June 30, 2000, and December 31, 1999 - Verizon Wisconsin I Operations.

           15. Statements of Income for the six months ended June 30, 2000, and for the year ended December 31, 1999 - Verizon Wisconsin I Operations.

           16. Statements of Cash Flows for the six months ended June 30, 2000, and for the year ended December 31, 1999 - Verizon Wisconsin I Operations.

           17. Statement of Parent Funding for the year ended December 31, 1999
               - Verizon Wisconsin I Operations.

           18. Notes to Special Purpose Financial Statements - Verizon Wisconsin I Operations.

           19. Report of Independent Public Accountants - Verizon Wisconsin II Operations.

           20. Statements of Selected Assets, Liabilities and Parent Funding as of June 30, 2000, and December 31, 1999 - Verizon Wisconsin II Operations.

           21. Statements of Income for the six months ended June 30, 2000, and for the year ended December 31, 1999 - Verizon Wisconsin II Operations.

           22. Statements of Cash Flows for the six months ended June 30, 2000, and for the year ended December 31, 1999 - Verizon Wisconsin II Operations.

           23. Statement of Parent Funding for the year ended December 31, 1999
               - Verizon Wisconsin II Operations.

           24. Notes to Special Purpose Financial Statements - Verizon Wisconsin II Operations.

    (b)    Unaudited Pro Forma Consolidated Condensed Financial Information

           1.  Introduction.

           2.  Pro Forma Consolidated Condensed Balance Sheet as of
               June 30, 2000.

           3. Pro Forma Consolidated Condensed Statement of Income for the six months ended June 30, 2000.

           4. Pro Forma Consolidated Condensed Statement of Income for the year ended December 31, 1999.

           5. Notes to Unaudited Pro Forma Consolidated Condensed Financial Information.

    (c)    Exhibits

           2.1 Amended and Restated Asset Purchase Agreement by and among GTE Arkansas Incorporated, GTE Midwest Incorporated, GTE Southwest Incorporated and CenturyTel, Inc. dated as of June 29, 1999 (incorporated by reference to Exhibit 99 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 1999).

           2.2 Asset Purchase Agreement by and between GTE Midwest Incorporated and Spectra Communications Group, LLC dated as of July 8, 1999 (incorporated by reference to Exhibit 2.2 of our Current Report on Form 8-K dated July 31, 2000).

           2.3 Asset Purchase Agreement by and between GTE North Incorporated and Telephone USA of Wisconsin, LLC dated as of August 19, 1999.

           2.4 Asset Purchase Agreement by and between GTE North Incorporated and CenturyTel, Inc. dated as of October 11, 1999.

           23.1 Consent of Arthur Andersen LLP.

           23.2 Consent of Arthur Andersen LLP.

           99.1 Press release announcing (i) certain third quarter 2000 results and (ii) closing of Verizon properties in Wisconsin.



                            GTE Arkansas Operations

                      Special Purpose Financial Statements
                   As of June 30, 2000, and December 31, 1999

             Together with Report of Independent Public Accountants



Report of Independent Public Accountants


To the Board of Directors and Shareholders of CenturyTel Incorporated,
GTE Arkansas Incorporated,
GTE Midwest Incorporated,
and GTE Southwest Incorporated:

We have audited the accompanying special purpose financial statements of selected assets, liabilities, and parent funding of GTE Arkansas Operations (the "Company") as of December 31, 1999, and the related statements of income, parent funding and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the special purpose financial statements referred to above present fairly, in all material respects, the selected assets, liabilities, and parent funding of the Company as of December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

/s/ Arthur Andersen LLP


Dallas, Texas,
September 13, 2000


The accompanying notes are an integral part of these special purpose financial statements.

GTE Arkansas Operations
(As Described in Note 1)


         Statements of Selected Assets, Liabilities, and Parent Funding
                   As of June 30, 2000, and December 31, 1999
                             (Dollars in Thousands)

                                                     June 30,       December 31,
                                                       2000             1999
--------------------------------------------------------------------------------
                                                    (unaudited)      (audited)

            SELECTED ASSETS
            ---------------

CURRENT ASSETS:
    Receivables, less allowance of $6,483
     and $4,608                                     $  23,762       $  31,014
    Inventories and supplies                              583             592
    Prepaid insurance and other                           360           1,714
--------------------------------------------------------------------------------
         Total current assets                          24,705          33,320
--------------------------------------------------------------------------------

PROPERTY, PLANT, AND EQUIPMENT, net                   195,531         202,862

EMPLOYEE BENEFIT PLANS                                 19,428          15,529

OTHER ASSETS                                              192             224
--------------------------------------------------------------------------------
         Total assets                               $ 239,856       $ 251,935
================================================================================

   SELECTED LIABILITIES AND PARENT FUNDING
   ---------------------------------------

CURRENT LIABILITIES:
    Accounts payable                                $   7,364       $   4,960
    Advance billings and customer deposits              3,982           3,887
    Accrued payroll costs                               2,276           2,108
    Other                                               1,172             557
--------------------------------------------------------------------------------
         Total current liabilities                     14,794          11,512
--------------------------------------------------------------------------------

EMPLOYEE BENEFIT PLANS                                  7,840           7,828

OTHER LIABILITIES                                          78              91
--------------------------------------------------------------------------------
         Total liabilities                             22,712          19,431
--------------------------------------------------------------------------------

PARENT FUNDING                                        217,144         232,504
--------------------------------------------------------------------------------
         Total liabilities and parent funding       $ 239,856       $ 251,935
================================================================================



GTE Arkansas Operations
(As Described in Note 1)


                              Statements of Income
                    For the Six Months Ended June 30, 2000,
                    And for the Year Ended December 31, 1999
                             (Dollars in Thousands)

                                                     June 30,       December 31,
                                                       2000            1999
--------------------------------------------------------------------------------
                                                   (unaudited)      (audited)
REVENUES AND SALES:
    Local services                                  $  28,878       $  55,267
    Network access services                            35,446          73,249
    Toll services                                       9,633          19,762
    Other services and sales                            9,063          20,541
--------------------------------------------------------------------------------
        Total revenues and sales                       83,020         168,819
--------------------------------------------------------------------------------

OPERATING COSTS AND EXPENSES:
    Cost of services and sales                         35,691          70,776
    Selling, general, and administrative                9,737          24,819
    Depreciation and amortization                      19,642          38,078
--------------------------------------------------------------------------------
         Total operating costs and expenses            65,070         133,673
--------------------------------------------------------------------------------

OPERATING INCOME                                       17,950          35,146

INTEREST EXPENSE, net                                   3,817           8,292
--------------------------------------------------------------------------------

INCOME BEFORE INCOME TAXES                             14,133          26,854

INCOME TAXES                                            5,491          10,427
--------------------------------------------------------------------------------

NET INCOME                                          $   8,642       $  16,427
================================================================================


GTE Arkansas Operations
(As Described in Note 1)


                            Statements of Cash Flows
                    For the Six Months Ended June 30, 2000,
                    And for the Year Ended December 31, 1999
                             (Dollars in Thousands)

                                                     June 30,       December 31,
                                                       2000            1999
--------------------------------------------------------------------------------
                                                   (unaudited)       (audited)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                        $   8,642       $  16,427
  Adjustments to reconcile net income
   to net cash provided by operating activities-
     Depreciation                                      19,003          37,320
     Employee pension plans                            (3,887)         (5,599)
     Provision for uncollectible accounts               2,716           6,946
     Change in current assets and current
      liabilities-
        Receivables                                     4,536          (7,164)
        Other current assets                            1,363           1,536
        Other current liabilities                       3,282         (13,956)
     Other, net                                            18          (3,731)
--------------------------------------------------------------------------------
        Net cash provided by operating activities      35,673          31,779
--------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                (11,671)        (24,541)
--------------------------------------------------------------------------------
        Net cash used in investing activities         (11,671)        (24,541)
--------------------------------------------------------------------------------

CASH FLOW FROM FINANCING ACTIVITIES:
  Net transfers to GTE Corporation                    (24,002)         (7,238)
--------------------------------------------------------------------------------
        Net cash used in financing activities         (24,002)         (7,238)
--------------------------------------------------------------------------------

INCREASE IN CASH AND CASH EQUIVALENTS                       -               -

CASH AND CASH EQUIVALENTS:
  Beginning of year                                         -               -
--------------------------------------------------------------------------------
  End of year                                       $       -       $       -
================================================================================

The accompanying notes are an integral part of this special purpose financial statement.



GTE Arkansas Operations
(As Described in Note 1)

                          Statement of Parent Funding
                      For the Year Ended December 31, 1999
                             (Dollars in Thousands)


BALANCE, December 31, 1998                                          $ 223,315

  Net income                                                           16,427

  Net transfers to GTE Corporation                                     (7,238)
--------------------------------------------------------------------------------
BALANCE, December 31, 1999                                          $ 232,504
================================================================================


GTE Arkansas Operations
(As Described in Note 1)

                 Notes to Special Purpose Financial Statements

1.   Description of Business:

The selected local telephone exchanges included in these special purpose financial statements (the "Exchanges") serve approximately 231,000 switched access lines in the state of Arkansas. The Exchanges represent 100% of the assets of GTE Arkansas Incorporated ("GTE Arkansas") and a small percentage of the assets of GTE Midwest Incorporated ("GTE Midwest") and GTE Southwest Incorporated ("GTE Southwest"). GTE Arkansas, GTE Midwest, and GTE Southwest (collectively, the "Company") are wholly owned subsidiaries of GTE Corporation
(GTE), which is a wholly owned subsidiary of Bell Atlantic Corporation ("Bell Atlantic"), d/b/a Verizon Communications ("Verizon") (see Note 11). Verizon provides a wide variety of communications services ranging from local telephone service for the home and office to highly complex voice and data services for various industries.

On June 29, 1999, the Company entered into a purchase agreement with CenturyTel Incorporated ("CenturyTel") to sell approximately 231,000 switched access lines in the state of Arkansas to CenturyTel. The sale was completed on July 31, 2000.

2.   Basis of Presentation:

The accompanying special purpose financial statements have been prepared in accordance with accounting principles generally accepted in the United States using exchange specific information where available (e.g., most revenue and property, plant, and equipment (PP&E) related accounts) and allocations where data is not maintained on an exchange specific basis within the company's books and records (e.g., most operating expenses, assets other than PP&E, liabilities, and capital accounts). Because of the significant amount of allocations and estimates used to prepare these special purpose financial statements, they may not reflect the financial position and results of operations of the Exchanges after the acquisition by CenturyTel.

The accompanying special purpose financial statements include only those assets, liabilities, and related operations of the Exchanges as historically incurred by the Company and exclude all other assets, liabilities, and related operations of Verizon and its subsidiaries, specifically cash, accrued interest, and tax-related balance sheet accounts. These special purpose financial statements also include expenses related to employees who support the Exchanges, some of which are expected to remain employees of the Company.

Receivables related to end-user billings were identified by exchange using billing system data. Customer Advances and Deposits were allocated to the Exchanges based on total revenue. Receivables related to carrier and other miscellaneous billings were allocated to the Exchanges in proportion to carrier revenues.

Accounts payable were allocated based on operating expenses and capital expenditures. Accrued payroll costs were allocated based on employee head count. Other current liabilities and other liabilities were allocated based on line count.

The Exchanges' operating expenses include both amounts incurred within its operating territories that relate directly to its exchanges (the "Direct Expenses") and amounts incurred in centralized Verizon service centers that support multiple Verizon companies (the "Indirect Expenses"). The Direct Expenses correspond roughly with locally performed functions which will transfer to a buyer of the Exchanges. The Indirect Expenses correspond to substantial back-office, support, and overhead functions which will not transfer to the buyer, but that the buyer will need to replace in some form in order to operate the Exchanges. The Indirect Expenses have been allocated to the Company, and further to specific exchanges within the Company (including the Exchanges), based on estimates of usage, or benefits received from such services. The level of allocated Indirect Expenses may not be representative of a buyer's ongoing expenses for these functions. Depreciation and amortization were calculated by exchange using property, plant, and equipment data.

3.   Summary of Significant Accounting Policies and Other Disclosures:

The notes which follow contain limited disclosure data where it can be reasonably estimated for the Exchanges.

Revenue Recognition

Revenues are recognized when earned. This is generally based on usage of local-exchange networks or facilities. For other products and services, revenues are generally recognized when services are rendered or products are delivered to customers.

Verizon maintains its accounting records for revenues at the Federal Communications Commission (FCC) study area levels. The Exchanges being sold represent all operations in GTE's Arkansas study areas. Certain revenues that relate to intra-company activity or activity to be retained by Verizon are not included in the accompanying special purpose financial statements.

Depreciation and Amortization

Assets are depreciated using the remaining life methodology and straight-line depreciation rates. This method depreciates the remaining net investment in telephone plant, less anticipated net salvage value, over remaining economic asset lives. This method requires the periodic review and revision of depreciation rates.

The economic asset lives used are as follows:

           Average lives (in years)
           ------------------------

           Fiber-optic cable                        20
           Copper wire                              15
           Switching equipment                      10
           Circuit equipment                         8

When depreciable telephone plant is retired in the normal course of business, the amount of such plant is deducted from the respective plant and accumulated depreciation accounts. Gains or losses on dispositions are amortized with the remaining net investment in telephone plant.

Employee Benefit Plans

Pension and postretirement health care and life insurance benefits earned during the year as well as interest on projected benefit obligations are accrued currently. Prior service costs and credits resulting from changes in plan benefits are amortized over the average remaining service period of the employees expected to receive benefits. Curtailment gains and losses associated with employee separations are recognized when they occur. Settlement gains and losses associated with employee separations are recognized when the pension obligations are settled and the gain or loss is determinable.

Valuation of Assets

The impairment of tangible or intangible assets is assessed when changes in circumstances indicate that their carrying value may not be recoverable. Under the Financial Accounting Standards Board's (FASB) Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," a determination of impairment, if any, is made based on estimated future cash flows, salvage value, or expected net sales proceeds depending on the circumstances. Asset impairment losses, and any subsequent adjustments to such losses as initially recorded, as well as net gains or losses on sales of assets are recorded as a component of operating income.

Income Taxes

The Company's results are included in Verizon's consolidated federal income tax return. The Company participates in a tax-sharing agreement with Verizon and remits tax payments to Verizon based on its tax liability on a separate company basis.

The Exchanges are not a taxable entity. The Exchanges' operating results are included with the Company for income tax purposes. Although the Exchanges contribute significant plant-related temporary differences (including investment tax credits) to the Company's deferred tax balances, the Company does not allocate income tax expense, income tax payables, or deferred income taxes to the Exchanges. As the buyer will most likely have a different tax scenario, no deferred tax assets or liabilities are presented within these special purpose financial statements. The provision for income taxes included in the accompanying special purpose financial statements for 1999 was calculated based on the income of the Exchanges and the Company's effective tax rate adjusted for permanent differences not attributable to the Exchanges.

Inventories and Supplies

Inventories and supplies are stated at the lower of cost, determined principally by the average cost method, or net realizable value.

Software

Software costs are recognized in accordance with the American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," which became effective in January 1999. The Company capitalizes costs associated with externally acquired software (including right-to-use fees) for internal use. Capitalized software is generally amortized on a straight-line basis over its useful life, not to exceed five years for non-network software or three years for network software.

Comprehensive Income

The Company had no comprehensive income components for the year ended December 31, 1999; therefore, comprehensive income is the same as net income for each of the periods.

Recent Accounting Pronouncements

In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. The statement requires entities that use derivative instruments to measure these instruments at fair value and record them as assets or liabilities on the balance sheet. It also requires entities to reflect the gains or losses associated with changes in the fair value of these derivatives, either in earnings or as a separate component of comprehensive income, depending on the nature of the underlying contract or transaction. The Company is currently assessing the impact of adopting SFAS No. 133, as amended, which is effective January 1, 2001.

In December  1999, the  Securities  and Exchange  Commission  (SEC) issued Staff
Accounting Bulletin (SAB) No. 101, "Revenue Recognition in Financial Statements." SAB No. 101 provides additional guidance on revenue recognition as well as criteria for when revenue is generally realized and earned and also requires the deferral of incremental direct selling costs. This bulletin currently must be adopted by December 31, 2000, and will require the Company to determine the effect of the accounting change as of January 1, 2000. The Company is currently assessing the impact of SAB No. 101.

4.   Employee Benefit Plans:

Pursuant to SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits," certain disclosures including components of pension credits, postretirement benefit costs and the funded status of the plans, including the actuarial present value of accumulated plan benefits, accumulated or projected benefit obligation and the fair value of plan assets have not been presented because the structure of the Verizon plans does not permit the plans' data to be readily disaggregated.

Pension Plans

The Company participates in noncontributory defined benefit pension plans sponsored by Verizon covering substantially all employees. The benefits to be paid under these plans are generally based on years of credited service and average final earnings. Verizon's funding policy, subject to the minimum funding requirements of employee benefit and tax laws, is to contribute such amounts as are determined on an actuarial basis to accumulate funds sufficient to meet the plans' benefit obligation to employees upon their retirement. The assets of the plans consist primarily of corporate equities, government securities, and corporate debt securities.

The significant weighted-average assumptions used by Verizon for the pension measurements were as follows at December 31:

                                                     1999
                                                    ------
     Discount rate                                   8.00%
     Rate of compensation increase                   5.50%
     Expected return on plan assets                  9.00%

The Company's net periodic benefit credit was $106 million for 1999. The Verizon plans are currently funded at levels significantly in excess of projected benefit obligations. Included in the net periodic benefit credit for 1999 was a net pension gain of $58.8 million, comprised of one-time costs for special termination benefits provided under voluntary and involuntary separation programs, curtailment losses, and settlement gains. These curtailment losses and settlement gains are a result of the separation programs, as well as the required settlement gain or loss recognition due to the fact that in 1999, the Company's lump sum pension distributions surpassed the settlement threshold equal to the sum of the service cost and interest cost components of net periodic pension cost. Allocated on the basis of headcount, the Exchanges' net periodic benefit credit, including non-recurring settlement gains, was approximately $2.69 million for 1999 and $1.6 million (unaudited) for the six months ended June 30, 2000.

Postretirement Benefits Other than Pensions

Substantially all of the Company's employees are covered under postretirement healthcare and life insurance benefit plans sponsored by Verizon. The determination of benefit cost for postretirement health plans is generally based on comprehensive hospital, medical, and surgical benefit plan provisions. The Company intends to fund amounts for postretirement benefits as deemed appropriate.

The weighted-average assumptions used by Verizon in the actuarial computations for postretirement benefits were as follows at December 31:

                                                      1999
                                                     ------
     Discount rate                                    8.00%
     Expected return on plan assets                   8.00%


The Company's postretirement benefit cost was $44.3 million for 1999. Allocated on the basis of headcount, the Exchanges' postretirement cost was approximately $1.92 million for 1999.

Savings Plans

The Company sponsors employee savings plans under section 401(k) of the Internal Revenue Code. The plans cover substantially all full-time employees. Under the plans, the Company provides matching contributions in Verizon common stock based on qualified employee contributions up to a certain predefined limit. Matching contributions attributable to the Exchanges' employees were included in these special purpose financial statements and may or may not correspond to the matching benefits provided to the employees of the buyer.

5.   Property, Plant, and Equipment:

The company maintains continuing property records which identify specific property, plant, and equipment (PP&E) balances, depreciation reserves, and annual capital expenditure amounts for the Exchanges. The balances in the accompanying statements are based on these exchange specific amounts, and do not include any allocations of common assets utilized in providing the centralized services described in Note 2.

PP&E is summarized as follows at December 31 (dollars in thousands):

                                                             1999
                                                         -----------
    Land                                                 $       957
    Buildings                                                 23,317
    Plant and equipment                                      549,147
    Other                                                     19,943
                                                         -----------
         Total                                               593,364
    Less- Accumulated depreciation                          (390,502)
                                                         -----------
         Total property, plant, and equipment, net       $   202,862
                                                         ===========

6.   Parent Funding and Interest Expense:

For purposes of these statements, all funding requirements have been summarized as "Parent Funding," without regard to whether the funding represents debt or equity. No specific debt instruments can be directly associated with the Exchanges, nor are separate equity accounts maintained. As such, interest expense of the Company was allocated to the Exchanges based on the relative percentage of the Exchanges gross property, plant, and equipment balance to the gross property, plant and equipment balance for the Company.

7.   Transactions with Affiliates:

Historically, extensive transactions have occurred between the Exchanges and affiliate entities. These transactions have included construction and maintenance services, data processing and management services, financing, and directories agreements.

Verizon Supply (100% owned by Verizon) provides construction and maintenance equipment, supplies, and electronic repair services to the Exchanges. Such purchases and services are recorded at the lower of cost, including a return or fair market value.

The Exchanges are billed for data processing services and equipment rentals, and receive management, consulting, research and development, and pension management services from other affiliated companies. The Exchanges' special purpose financial statements also include allocated expenses resulting from the sharing of certain executive, administrative, financial, accounting, marketing, personnel, engineering, and other support services being performed at consolidated work centers within Verizon. The amounts charged for these affiliated transactions are based on proportional cost allocation methodologies.

GTE Funding Incorporated (an affiliate of the Company) provides short-term financing and investment vehicles and cash management services. GTE Midwest and GTE Southwest are contractually obligated to repay all amounts borrowed on its behalf by GTE Funding Incorporated.

The Company has an agreement with Verizon Directories Corporation (Directories) (100% owned by Verizon), whereby the Company provides its subscriber lists, billing and collection, and other services to Directories. In addition, when Directories sells Yellow Page directory advertising to customers within the Company's franchise area, the Company records a portion of the sale as revenue. Also, the Company is billed for certain printing and other costs associated with telephone directories, including the cost of customer contact information pages which are included in the Company's White Pages directories.

8.   Regulatory and Competitive Matters:

The  Company's   intrastate  business  is  regulated  by  the  state  regulatory commission in Arkansas. The Company is also subject to regulation by the FCC for its interstate business operations.

During 1999, regulatory and legislative activity at both the state and federal levels continued to be a direct result of the Telecommunications Act of 1996 (the "Telecommunications Act"). Along with promoting competition in all segments of the telecommunications industry, the Telecommunications Act was intended to preserve and advance universal service.

Significant Customer

The largest volume of the Company's services are provided to AT&T Corp. ("AT&T") and include amounts for access, billing, and collection. The Company's revenues from services provided to AT&T were 10% of total revenues for 1999. These concentrations may or may not correspond with the concentrations of the Exchanges.

9.   Commitments and Contingencies:

The Exchanges have noncancelable operating leases covering certain buildings, office space, and equipment. The Exchanges' rental expense was $3.7 million in 1999. Minimum rental commitments under these noncancelable leases are approximately $62,512, $16,411, $3,450, and $2,550 for the years 2000-2003, respectively, and $10,300 in 2004 and thereafter.

The Company is subject to a number of proceedings arising out of the conduct of its business, including those relating to regulatory actions, commercial transactions, and environmental, safety and health matters. Management believes that the ultimate resolution of these matters will not have a material adverse effect on the results of operations or the financial position of the Company.

10.  Segment Reporting:

The Exchanges do not have separate reportable segments of their own. The Exchanges are part of GTE Arkansas, GTE Midwest, and GTE Southwest. These entities are part of the Domestic Wireline segment of Verizon's National
Operations. The Domestic Wireline segment provides wireline communication services within franchised areas. These services include local telephone service and toll calls, as well as access services that enable long-distance carriers to complete calls to or from locations outside of the Exchanges' operating areas. This segment also provides complex voice and data services to businesses, billing and collection, and operator assistance services to other telecommunications companies and receives revenues in the form of a publication right from an affiliate that publishes telephone directories in its operating areas.

11.  Bell Atlantic - GTE Merger:

On June 30, 2000, Bell Atlantic and GTE completed a merger of equals under a definitive merger agreement dated as of July 27, 1998. Under the terms of the agreement, GTE become a wholly owned subsidiary of Bell Atlantic. With the closing of the merger, the combined company began doing business as Verizon Communications.

                            GTE Missouri Operations

                      Special Purpose Financial Statements
                   As of June 30, 2000, and December 31, 1999

             Together with Report of Independent Public Accountants


Report of Independent Public Accountants

To the Board of Directors and Shareholders of Spectra Communications Group LLC And GTE Midwest Incorporated:

We have audited the accompanying special purpose financial statements of selected assets, liabilities and parent funding of GTE Missouri Operations (the "Company") as of December 31, 1999, and the related statements of income, parent funding and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the special purpose financial statements referred to above present fairly, in all material respects, the selected assets, liabilities and parent funding of the Company as of December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

/s/ Arthur Andersen LLP

Dallas, Texas,
September 13, 2000

The accompanying notes are an integral part of these special purpose financial statements.

GTE Missouri Operations
(As Described in Note 1)


         Statements of Selected Assets, Liabilities and Parent Funding
                   As of June 30, 2000, and December 31, 1999
                             (Dollars in Thousands)

                                                     June 30,       December 31,
                                                       2000            1999
--------------------------------------------------------------------------------
                                                   (Unaudited)       (Audited)
            SELECTED ASSETS
            ---------------

CURRENT ASSETS:
   Receivables, less allowances of $1,407
    and $1,261                                      $  12,167       $  16,938
   Inventories and supplies                                65              59
   Prepaid benefits and other                             205           1,028
--------------------------------------------------------------------------------
         Total current assets                          12,437          18,025
--------------------------------------------------------------------------------

PROPERTY, PLANT AND EQUIPMENT, net                    129,325         135,532

EMPLOYEE BENEFIT PLANS                                  5,304           3,984

OTHER ASSETS                                              207             268
--------------------------------------------------------------------------------
         Total assets                               $ 147,273       $ 157,809
================================================================================

    SELECTED LIABILITIES AND PARENT FUNDING
    ---------------------------------------

CURRENT LIABILITIES:
   Accounts payable                                 $   2,424       $   6,493
   Advance billings and customer deposits               1,583           1,509
   Accrued payroll costs                                  682             729
   Other                                                1,840             692
--------------------------------------------------------------------------------
         Total current liabilities                      6,529           9,423
--------------------------------------------------------------------------------

EMPLOYEE BENEFIT PLANS                                  2,312           2,247

OTHER LIABILITIES                                          63              63
--------------------------------------------------------------------------------
        Total liabilities                               8,904          11,733
--------------------------------------------------------------------------------

PARENT FUNDING                                        138,369         146,076
--------------------------------------------------------------------------------
         Total liabilities and parent funding       $ 147,273       $ 157,809
================================================================================

The accompanying notes are an integral part of this special purpose financial statement.


GTE Missouri Operations
(As Described In Note 1)


                              Statements of Income
For the Six Months Ended June 30, 2000, and for the Year Ended December 31, 1999
                             (Dollars In Thousands)

                                                     June 30,       December 31,
                                                       2000            1999
--------------------------------------------------------------------------------
                                                   (Unaudited)       (Audited)

REVENUES AND SALES:
   Local services                                   $   9,279       $  17,987
   Network access services                             28,091          51,717
   Toll services                                        6,137          11,828
   Other services and sales                             3,279           7,334
--------------------------------------------------------------------------------
         Total revenues and sales                      46,786          88,866
--------------------------------------------------------------------------------

OPERATING COSTS AND EXPENSES:
   Cost of services and sales                          13,296          27,742
   Selling, general and administrative                  5,007          14,436
   Depreciation and amortization                       11,109          20,505
--------------------------------------------------------------------------------
         Total operating costs and expenses            29,412          62,683
--------------------------------------------------------------------------------

OPERATING INCOME                                       17,374          26,183

INTEREST EXPENSE, net                                   1,812           4,236
--------------------------------------------------------------------------------

INCOME  BEFORE INCOME TAXES                            15,562          21,947

INCOME TAXES                                            5,949           8,390
--------------------------------------------------------------------------------

NET INCOME                                          $   9,613       $  13,557
================================================================================

The accompanying notes are an integral part of this special purpose financial statement.



GTE Missouri Operations
(As Described In Note 1)


                            Statements of Cash Flows
For the Six Months Ended June 30, 2000, and for the Year Ended December 31, 1999
                             (Dollars In Thousands)

                                                     June 30,       December 31,
                                                       2000            1999
--------------------------------------------------------------------------------
                                                   (Unaudited)       (Audited)

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                       $   9,613       $  13,557
   Adjustments to reconcile net income
    to net cash provided by operating
    activities-
      Depreciation                                     10,734          19,956
      Employee pension plans                           (1,255)         (1,908)
      Provision for uncollectible accounts                691           1,671
      Change in current assets and current
       liabilities-
        Receivables                                     4,080          (9,223)
        Other current assets                              817              68
        Other current liabilities                      (2,894)          4,212
        Other, net                                         61           1,524
--------------------------------------------------------------------------------
         Net cash provided by operating activities     21,847          29,857
--------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures                                (4,527)         (9,303)
--------------------------------------------------------------------------------
         Net cash used in investing activities          4,527)         (9,303)
--------------------------------------------------------------------------------

CASH FLOW FROM FINANCING ACTIVITIES:
   Net transfers to GTE Corporation                   (17,320)        (20,554)
--------------------------------------------------------------------------------

         Net cash used in financing activities        (17,320)        (20,554)
--------------------------------------------------------------------------------

INCREASE IN CASH AND CASH EQUIVALENTS                       -               -

CASH AND CASH EQUIVALENTS:
    Beginning of year                                       -               -
--------------------------------------------------------------------------------
    End of year                                     $       -       $       -
================================================================================

The accompanying notes are an integral part of this special purpose financial statement.

GTE Missouri Operations
(As Described In Note 1)


                          Statement of Parent Funding
                             (Dollars In Thousands)

BALANCE, December 31, 1998                                $  153,073
  Net income                                                  13,557
  Net transfers to GTE Corporation                           (20,554)
                                                          ------------
BALANCE, December 31, 1999                                $  146,076
                                                          ============

The accompanying notes are an integral part of this special purpose financial statement.


GTE Missouri Operations
(As Described In Note 1)

Notes to Special Purpose Financial Statements

1.   Description of Business:

The selected local telephone exchanges included in these special purpose financial statements (the "Exchanges") serve approximately 127,000 switched access lines in the state of Missouri. The Exchanges represent approximately 15% of the assets of GTE Midwest Incorporated ("GTE Midwest" or the "Company"). GTE Midwest is a wholly owned subsidiary of GTE Corporation (GTE), which is a wholly owned subsidiary of Bell Atlantic Corporation ("Bell Atlantic"), d/b/a Verizon Communications ("Verizon") (see Note 11). Verizon provides a wide variety of communications services ranging from local telephone service for the home and office to highly complex voice and data services for various industries.

On July 8, 1999, GTE Midwest entered into a purchase agreement with Spectra Communications Group LLC ("Spectra") to sell approximately 127,000 switched access lines in the state of Missouri to Spectra. The sale was completed on July 31, 2000.

2.   Basis of Presentation:

The accompanying special purpose financial statements have been prepared in accordance with accounting principles generally accepted in the United States using exchange specific information where available (e.g., most revenue and property, plant and equipment (PP&E) related accounts) and allocations where data is not maintained on an exchange specific basis within the Company's books and records (e.g., most operating expenses, assets other than PP&E, liabilities, and capital accounts). Because of the significant amount of allocations and estimates used to prepare these special purpose financial statements, they may not reflect the financial position and results of operations of the Exchanges after the acquisition by Spectra.

The accompanying special purpose financial statements include only those assets, liabilities, and related operations of the Exchanges as historically incurred by the Company and exclude all other assets, liabilities, and related operations of Verizon and its subsidiaries, specifically cash, accrued interest, and tax-related balance sheet accounts. These special purpose financial statements also include expenses related to employees who support the Exchanges, some of which are expected to remain employees of the Company.

Receivables related to end-user billings were identified by exchange using billing system data. Customer Advances and Deposits were allocated to the Exchanges based on total revenue. Receivables related to carrier and other miscellaneous billings were allocated to the Exchanges in proportion to carrier revenues.

Accounts payable were allocated based on operating expenses and capital expenditures. Accrued payroll costs were allocated based on employee head count. Other current liabilities and other liabilities were allocated based on line count.

The Exchanges' operating expenses include both amounts incurred within its operating territories that relate directly to its exchanges (the "Direct Expenses") and amounts incurred in centralized Verizon service centers that support multiple Verizon companies (the "Indirect Expenses"). The Direct Expenses correspond roughly with locally performed functions which will transfer to the buyer of the Exchanges. The Indirect Expenses correspond to substantial back-office, support and overhead functions which will not transfer to the buyer, but that the buyer will need to replace in some form in order to operate the Exchanges. The Indirect Expenses have been allocated to GTE Midwest, and further to specific exchanges within GTE Midwest (including the Exchanges), based on estimates of usage, or benefits received from such services. The level of allocated Indirect Expenses may not be representative of the buyer's ongoing expenses for these functions. Depreciation and amortization were calculated by exchange using property, plant, and equipment data.

3.   Summary of Significant Accounting Policies and Other Disclosures:

The notes which follow contain limited disclosure data where it can be reasonably estimated for the Exchanges.

Revenue Recognition

Revenues are recognized when earned. This is generally based on usage of local-exchange networks or facilities. For other products and services, revenues are generally recognized when services are rendered or products are delivered to customers.

Revenues  arising  from the  provision  of local  exchange  services  billed  to end-users and revenues from the provision of access services billed to interexchange carriers are specifically identifiable for the study areas that encompass GTE Midwest and the Exchanges. Revenues arising from statewide inter-carrier agreements and settlement processes, and from sales of non-regulated products and services (collectively, the "Indirect Revenues") are identifiable to a specific study area, but not to specific exchanges. The Indirect Revenues have been allocated to the Exchanges based on a number of ratios. Revenues from non-regulated products, including discounts and related installation and maintenance agreements were allocated based on business lines. The revenues from public telephones were allocated based on number of public telephones. All other Indirect revenues were allocated based on the ratio between Indirect Revenues and Direct Revenues for the Exchanges.

Depreciation and Amortization

Assets are depreciated using the remaining life methodology and straight-line depreciation rates. This method depreciates the remaining net investment in telephone plant, less anticipated net salvage value, over remaining economic asset lives. This method requires the periodic review and revision of depreciation rates.

The economic asset lives used are as follows:

           Average lives (in years)
           ------------------------
           Fiber-optic cable                        20
           Copper wire                              15
           Switching equipment                      10
           Circuit equipment                         8


When depreciable telephone plant is retired in the normal course of business, the amount of such plant is deducted from the respective plant and accumulated depreciation accounts. Gains or losses on dispositions are amortized with the remaining net investment in telephone plant.

Employee Benefit Plans

Pension and postretirement health care and life insurance benefits earned during the year as well as interest on projected benefit obligations are accrued currently. Prior service costs and credits resulting from changes in plan benefits are amortized over the average remaining service period of the employees expected to receive benefits. Curtailment gains and losses associated with employee separations are recognized when they occur. Settlement gains and losses associated with employee separations are recognized when the pension obligations are settled and the gain or loss is determinable.

Valuation of Assets

The impairment of tangible or intangible assets is assessed when changes in circumstances indicate that their carrying value may not be recoverable. Under the Financial Accounting Standards Board's (FASB) Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," a determination of impairment, if any, is made based on estimated future cash flows, salvage value, or expected net sales proceeds depending on the circumstances. Asset impairment losses, and any subsequent adjustments to such losses as initially recorded, as well as net gains or losses on sales of assets are recorded as a component of operating income.

Income Taxes

The Company's results are included in Verizon's consolidated federal income tax return. The Company participates in a tax-sharing agreement with Verizon and remits tax payments to Verizon based on its tax liability on a separate company basis.

The Exchanges are not a taxable entity. The Exchanges' operating results are included within the Company for income tax purposes. Although the Exchanges contribute significant plant-related temporary differences (including investment tax credits) to the Company's deferred tax balances, the Company does not allocate income tax expense, income tax payables or deferred income taxes to the Exchanges. As the buyer will most likely have a different tax scenario, no deferred tax assets or liabilities are presented within these special purpose financial statements. The provision for income taxes included in the accompanying special purpose financial statements for 1999 was calculated based on the income of the Exchanges and the Company's effective tax rate adjusted for permanent differences not attributable to the Exchanges.

Inventories and Supplies

Inventories and supplies are stated at the lower of cost, determined principally by the average cost method, or net realizable value.

Software

Software costs are recognized in accordance with the American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," which became effective in January 1999. The Company capitalizes costs associated with externally acquired software (including right-to-use fees) for internal use. Capitalized software is generally amortized on a straight-line basis over its useful life, not to exceed five years for non-network software or three years for network software.

Comprehensive Income

The Company had no comprehensive income components for the year ended December 31, 1999; therefore, comprehensive income is the same as net income for 1999.

Recent Accounting Pronouncements

In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. The statement requires entities that use derivative instruments to measure these instruments at fair value and record them as assets or liabilities on the balance sheet. It also requires entities to reflect the gains or losses associated with changes in the fair value of these derivatives, either in earnings or as a separate component of comprehensive income, depending on the nature of the underlying contract or transaction. The Company is currently assessing the impact of adopting SFAS No.133, as amended, which is effective January 1, 2001.

In December  1999, the  Securities  and Exchange  Commission  (SEC) issued Staff
Accounting Bulletin (SAB) No. 101, "Revenue Recognition in Financial Statements." SAB No. 101 provides additional guidance on revenue recognition as well as criteria for when revenue is generally realized and earned and also requires the deferral of incremental direct selling costs. This bulletin currently must be adopted by December 31, 2000, and will require the Company to determine the effect of the accounting change as of January 1, 2000. The Company is currently assessing the impact of SAB No. 101.

4.   Employee Benefit Plans:

Pursuant to SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits," certain disclosures including components of pension credits, postretirement benefit costs and the funded status of the plans, including the actuarial present value of accumulated plan benefits, accumulated or projected benefit obligation and the fair value of plan assets have not been presented because the structure of the Verizon plans does not permit the plans' data to be readily disaggregated.

Pension Plans

The Company participates in noncontributory defined benefit pension plans sponsored by Verizon covering substantially all employees. The benefits to be paid under these plans are generally based on years of credited service and average final earnings. Verizon's funding policy, subject to the minimum funding requirements of employee benefit and tax laws, is to contribute such amounts as are determined on an actuarial basis to accumulate funds sufficient to meet the plans' benefit obligation to employees upon their retirement. The assets of the plans consist primarily of corporate equities, government securities and corporate debt securities.

The significant weighted-average assumptions used by Verizon for the pension measurements were as follows at December 31:

                                                              1999
                                                             ------
     Discount rate                                            8.00%
     Rate of compensation increase                            5.50%
     Expected return on plan assets                           9.00%

The  Company's  net  periodic  benefit  credit was $18.9  million for 1999.  The
Verizon plans are currently funded at levels significantly in excess of projected benefit obligations. Included in the net periodic benefit credit for 1999 was a net pension gain of $10.4 million, comprised of one-time costs for special termination benefits provided under voluntary and involuntary separation programs, curtailment losses and settlement gains. These curtailment losses and settlement gains are a result of the separation programs, as well as the required settlement gain or loss recognition due to the fact that in 1999, the Company's lump sum pension distributions surpassed the settlement threshold equal to the sum of the service cost and interest cost components of net periodic pension cost. Allocated on the basis of headcount, the Exchanges' net periodic benefit credit, including non-recurring settlement gains, was approximately $1.2 million for 1999 and $1.3 million (unaudited) for the six months ended June 30, 2000.

Postretirement Benefits Other than Pensions

Substantially all of the Company's employees are covered under postretirement healthcare and life insurance benefit plans sponsored by Verizon. The determination of benefit cost for postretirement health plans is generally based on comprehensive hospital, medical and surgical benefit plan provisions. The Company intends to fund amounts for postretirement benefits as deemed appropriate.

The weighted-average assumptions used by Verizon in the actuarial computations for postretirement benefits were as follows at December 31:

                                                              1999
                                                             ------
     Discount rate                                            8.00%
     Expected return on plan assets                           8.00%


The Company's postretirement benefit cost was $8.4 million for 1999. Allocated on the basis of headcount, the Exchanges' postretirement cost was approximately $.5 million for 1999.

Savings Plans

GTE Midwest sponsors employee savings plans under section 401(k) of the Internal Revenue Code. The plans cover substantially all full-time employees. Under the plans, the Company provides matching contributions in Verizon common stock based on qualified employee contributions up to a certain predefined limit. Matching contributions attributable to the Exchanges' employees were included in these special purpose financial statements and may or may not correspond to the matching benefits provided to the employees of the buyer.

5.   Property, Plant and Equipment:

The Company maintains continuing property records which identify specific property, plant and equipment (PP&E) balances, depreciation reserves and annual capital expenditure amounts for the Exchanges. The balance in the accompanying statements is based on these exchange specific amounts and does not include any allocations of common assets utilized in providing the centralized services described in Note 2.

PP&E is summarized as follows at December 31 (dollars in thousands):

                                                               1999
                                                            ----------
    Plant and equipment                                   $   335,830
    Buildings                                                  13,848
    Land                                                          613
    Other                                                         699
--------------------------------------------------------------------------------
         Total                                                350,990
    Less - Accumulated depreciation                          (215,458)
--------------------------------------------------------------------------------
         Total property, plant and equipment, net         $   135,532
================================================================================

6.   Parent Funding and Interest Expense:

For purposes of these statements, all funding requirements have been summarized as "Parent Funding," without regard to whether the funding represents debt or equity. No specific debt instruments can be directly associated with the Exchanges, nor are separate equity accounts maintained. As such, interest expense of the Company was allocated to the Exchanges based on the relative percentage of the Exchanges gross PP&E balance to the gross PP&E balance for the Company.

7.   Transactions with Affiliates:

Historically, extensive transactions have occurred between the Exchanges and affiliate entities. These transactions have included construction and maintenance services, data processing and management services and financing and directories agreements.

Verizon Supply (100% owned by Verizon) provides construction and maintenance equipment, supplies and electronic repair services to the Exchanges. Such purchases and services are recorded at the lower of cost, including a return realized by Verizon Supply, or fair market value.

The Exchanges are billed for data processing services and equipment rentals, and receive management, consulting, research and development and pension management services from other affiliated companies. The Exchanges' special purpose financial statements also include allocated expenses resulting from the sharing of certain executive, administrative, financial, accounting, marketing, personnel, engineering and other support services being performed at consolidated work centers within Verizon. The amounts charged for these affiliated transactions are based on proportional cost allocation methodologies.

GTE Funding Incorporated (an affiliate of the Company) provides short-term financing and investment vehicles and cash management services. The Company is contractually obligated to repay all amounts borrowed on its behalf by GTE Funding Incorporated.

The Company has an agreement with Verizon Directories Corporation (Directories) (100% owned by Verizon), whereby the Company provides its subscriber lists, billing and collection and other services to Directories. In addition, when Directories sells Yellow Page directory advertising to customers within the Company's franchise area, the Company records a portion of the sale as revenue. Also, the Company is billed for certain printing and other costs associated with telephone directories, including the cost of customer contact information pages which are included in the Company's White Pages directories.

8.   Regulatory and Competitive Matters:

The  Company's   intrastate  business  is  regulated  by  the  state  regulatory commissions in Missouri. The Company is also subject to regulation by the Federal Communications Commission (FCC) for its interstate business operations.

During 1999, regulatory and legislative activity at both the state and federal levels continued to be a direct result of the Telecommunications Act of 1996 (the "Telecommunications Act"). Along with promoting competition in all segments of the telecommunications industry, the Telecommunications Act was intended to preserve and advance universal service.

In March 1998, the Missouri Public Service Commission (MPSC) initiated a generic universal service fund (USF) proceeding to establish a USF mechanism and rebalance rates. In December 1999, the MPSC issued an order requesting the information on the size of the fund and the amount to be assessed under various scenarios. The information was filed in February 2000. A June 2000 order established a series of workshops to begin in the third quarter 2000 to decide these issues.

The Company became subject to state price cap regulation in February 1999. The first year of the plan allows for increases up to $1.50 per month to residential and business one-party services with corresponding reductions in intrastate access rates to a level not to exceed 150 percent of the Company's interstate rates for similar services. In addition, a 10 percent reduction in intrastate toll rates is required in the first year of the plan. The Company plans to file the rebalancing plan with the MPSC in the third quarter of 2000. After January 2000, the Company is mandated to adjust local rates by the percent change in the Consumer Price Index. This adjustment will be incorporated into the rebalancing filing to minimize customer confusion.

Significant Customer

The largest volume of the Company's services are provided to AT&T Corp. ("AT&T") and include amounts for access and billing and collection. The Company revenues from services provided to AT&T were 14% of total revenues for 1999. This concentration may or may not correspond with the concentrations of the Exchanges.

9.   Commitments and Contingencies:

The Exchanges have noncancelable operating leases covering certain buildings, office space and equipment. The Exchanges' rental expense was $1.7 million in 1999. Minimum rental commitments under these noncancelable leases are approximately $35,810, $10,595, $2,560, and $360 for the years 2000-2003, respectively, and $2,190 in 2004 and thereafter.

The Company is subject to a number of proceedings arising out of the conduct of its business, including those relating to regulatory actions, commercial transactions, and environmental, safety and health matters. Management believes that the ultimate resolution of these matters will not have a material adverse effect on the results of operations or the financial position of the Company or the Exchanges.

10.  Segment Reporting:

The  Exchanges  do not have  separate  reportable  segments  of their  own.  The
Exchanges are part of GTE Midwest, which is part of the Domestic Wireline segment of Verizon's National Operations. The Domestic Wireline segment provides wireline communication services within franchised areas. These services include local telephone service and toll calls, as well as access services that enable long-distance carriers to complete calls to or from locations outside of the Exchanges' operating areas. This segment also provides complex voice and data services to businesses, billing and collection and operator assistance services to other telecommunications companies and receives revenues in the form of a publication right from an affiliate that publishes telephone directories in its operating areas.

11.  Bell Atlantic - GTE Merger:

On June 30, 2000, Bell Atlantic and GTE completed a merger of equals under a definitive merger agreement dated as of July 27, 1998. Under the terms of the agreement, GTE became a wholly owned subsidiary of Bell Atlantic. With the closing of the merger, the combined company began doing business as Verizon Communications.



Verizon Wisconsin I Operations

Special Purpose Financial Statements
As of June 30, 2000, and December 31, 1999

Together with Report of Independent Public Accountants


Report of Independent Public Accountants

To the Board of Directors and Shareholders of Telephone USA of Wisconsin, LLC And Verizon North Inc.:

We have  audited  the  accompanying  special  purpose  financial  statements  of selected assets, liabilities and parent funding of Verizon Wisconsin I Operations (the "Company") as of December 31, 1999, and the related statements of income, parent funding and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the special purpose financial statements referred to above present fairly, in all material respects, the selected assets, liabilities and parent funding of the Company as of December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

/s/ Arthur Andersen LLP

Dallas, Texas,
September 13, 2000

The accompanying notes are an integral part of these special purpose financial statements.

Verizon Wisconsin I Operations
(As Described in Note 1)


         Statements of Selected Assets, Liabilities and Parent Funding
                   As of June 30, 2000, and December 31, 1999
                             (Dollars in Thousands)


                                                     June 30,       December 31,
                                                       2000            1999
--------------------------------------------------------------------------------
                                                   (Unaudited)       (Audited)
              SELECTED ASSETS
              ---------------
CURRENT ASSETS
    Receivables, less allowances of $335
     and $ 352                                      $   5,007       $   5,552
    Inventories and supplies                               54              65
    Prepaid benefits and other                            479             607
--------------------------------------------------------------------------------
         Total current assets                           5,540           6,224
--------------------------------------------------------------------------------

PROPERTY, PLANT AND EQUIPMENT, net                     63,909          63,130

EMPLOYEE BENEFIT PLANS                                 10,140           8,432

OTHER ASSETS                                              285             171
--------------------------------------------------------------------------------
         Total assets                               $  79,874       $  77,957
================================================================================

   SELECTED LIABILITIES AND PARENT FUNDING
   ---------------------------------------

CURRENT LIABILITIES:
    Accounts payable                                $   3,046       $     437
    Advance billings and customer deposits              1,013             980
    Accrued payroll costs                                 743             820
    Other                                                 754             515
--------------------------------------------------------------------------------
         Total current liabilities                      5,556           2,752
--------------------------------------------------------------------------------

EMPLOYEE BENEFIT PLANS                                  2,379           2,350

OTHER LIABILITIES                                         181              34
--------------------------------------------------------------------------------
         Total liabilities                              8,116           5,136
--------------------------------------------------------------------------------

PARENT FUNDING                                         71,758          72,821
--------------------------------------------------------------------------------
         Total liabilities and parent funding       $  79,874       $  77,957
================================================================================



Verizon Wisconsin I Operations
(As Described in Note 1)

                              Statements of Income
For the Six Months Ended June 30, 2000, and for the Year Ended December 31, 1999
                             (Dollars in Thousands)

                                                     June 30,       December 31,
                                                       2000             1999
--------------------------------------------------------------------------------
                                                   (Unaudited)       (Audited)
REVENUES AND SALES:
    Local services                                  $   8,801       $  17,657
    Network access services                             6,608          14,874
    Toll services                                       1,082           1,770
    Other services and sales                            2,177           4,906
--------------------------------------------------------------------------------
         Total revenues and sales                      18,668          39,207
--------------------------------------------------------------------------------

OPERATING COSTS AND EXPENSES:
    Cost of services and sales                          6,076          13,777
    Selling, general and administrative                    33           3,181
    Depreciation and amortization                       4,938           9,775
--------------------------------------------------------------------------------
         Total operating costs and expenses            11,047          26,733
--------------------------------------------------------------------------------

OPERATING INCOME                                        7,621          12,474

INTEREST EXPENSE, net                                   1,124           2,622
--------------------------------------------------------------------------------

INCOME BEFORE INCOME TAXES                              6,497           9,852

INCOME TAXES                                            2,628           3,986
--------------------------------------------------------------------------------

NET INCOME                                          $   3,869           5,866
================================================================================

The accompanying notes are an integral part of this special purpose financial statement.


Verizon Wisconsin I Operations
(As Described in Note 1)

                            Statements of Cash Flows
For the Six Months Ended June 30, 2000, and for the Year Ended December 31, 1999
                             (Dollars in Thousands)

                                                     June 30,       December 31,
                                                       2000            1999
--------------------------------------------------------------------------------
                                                   (Unaudited)       (Audited)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                       $   3,869       $   5,866
   Adjustments to reconcile net income
    to net cash provided by operating
    activities-
     Depreciation                                       4,904           9,739
     Employee pension plans                            (1,679)         (2,373)
     Provision for uncollectible accounts                 133             402
     Change in current assets and current
      liabilities-
       Receivables                                        413             236
       Other current assets                               140            (111)
       Other current liabilities                        2,803             177
     Other, net                                            33            (264)
--------------------------------------------------------------------------------
         Net cash provided by operating activities     10,616          13,672
--------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures                                (5,684)        (16,726)
--------------------------------------------------------------------------------
         Net cash used in investing activities         (5,684)        (16,726)
--------------------------------------------------------------------------------

CASH FLOW FROM FINANCING ACTIVITIES:
   Net transfers from (to) GTE Corporation             (4,932)          3,054
--------------------------------------------------------------------------------
         Net cash provided by (used in)
          financing activities                         (4,932)          3,054
--------------------------------------------------------------------------------

INCREASE IN CASH AND CASH EQUIVALENTS                       -               -

CASH AND CASH EQUIVALENTS:
   Beginning of year                                        -               -
--------------------------------------------------------------------------------
   End of year                                      $       -       $       -
================================================================================

The accompanying notes are an integral part of this special purpose financial statement.


Verizon Wisconsin I Operations
(As Described in Note 1)

                          Statement of Parent Funding
                      For the Year Ended December 31, 1999
                             (Dollars in Thousands)

BALANCE, December 31, 1998                                  $ 63,901
    Net income                                                 5,866
    Net transfers from GTE Corporation                         3,054
--------------------------------------------------------------------------------
BALANCE, December 31, 1999                                  $ 72,821
================================================================================

The accompanying notes are an integral part of this special purpose financial statement.


Verizon Wisconsin I Operations
(As Described in Note 1)

Notes to Special Purpose Financial Statements

1.   Description of Business:

The selected local telephone exchanges included in these special purpose financial statements (the "Exchanges") serve approximately 61,500 switched access lines in the state of Wisconsin. The Exchanges represent approximately 1% of the assets of Verizon North Inc. ("Verizon North" or the "Company"), formerly GTE North Incorporated. Verizon North is a wholly owned subsidiary of GTE Corporation (GTE), which is a wholly owned subsidiary of Bell Atlantic Corporation ("Bell Atlantic"), d/b/a Verizon Communications ("Verizon") (see
Note 11). Verizon provides a wide variety of communications services ranging from local telephone service for the home and office to highly complex voice and data services for various industries.

On August 19, 1999, Verizon North entered into a purchase agreement with Telephone USA of Wisconsin, LLC ("Telephone USA") to sell approximately 61,500 switched access lines in the state of Wisconsin to Telephone USA. The sale is expected to close during 2000.

2.   Basis of Presentation:

The accompanying special purpose financial statements have been prepared in accordance with accounting principles generally accepted in the United States using exchange specific information where available (e.g., most revenue and property, plant and equipment (PP&E) related accounts) and allocations where data is not maintained on an exchange specific basis within the Company's books and records (e.g., most operating expenses, assets other than PP&E, liabilities, and capital accounts). Because of the significant amount of allocations and estimates used to prepare these special purpose financial statements, they may not reflect the financial position and results of operations of the Exchanges after the acquisition by Telephone USA.

The accompanying special purpose financial statements include only those assets, liabilities, and related operations of the Exchanges as historically incurred by the Company and exclude all other assets, liabilities, and related operations of Verizon and its subsidiaries, specifically cash, accrued interest, and tax-related balance sheet accounts. The special purpose financial statements also include expenses related to employees who support the Exchanges, some of which are expected to remain employees of the Company.

Receivables related to end-user billings were identified by exchange using billing system data. Customer Advances and Deposits were allocated to the Exchanges based on total revenue. Receivables related to carrier and other miscellaneous billings were allocated to the Exchanges in proportion to carrier revenues.

Accounts payable were allocated based on operating expenses and capital expenditures. Accrued payroll costs were allocated based on employee head count. Other current liabilities and other liabilities were allocated based on line count.

The Exchanges' operating expenses include both amounts incurred within its operating territories that relate directly to its exchanges (the "Direct Expenses") and amounts incurred in centralized Verizon service centers that support multiple Verizon companies (the "Indirect Expenses"). The Direct Expenses correspond roughly with locally performed functions which will transfer to the buyer of the Exchanges. The Indirect Expenses correspond to substantial back-office, support and overhead functions which will not transfer to the buyer, but that the buyer will need to replace in some form in order to operate the Exchanges. The Indirect Expenses have been allocated to Verizon North and further to specific exchanges within Verizon North (including the Exchanges), based on estimates of usage, or benefits received from such services. The level of allocated Indirect Expenses may not be representative of the buyer's ongoing expenses for these functions. Depreciation and amortization were calculated by exchange using property, plant, and equipment data.

3.   Summary of Significant Accounting Policies and Other Disclosures:

The notes which follow contain limited disclosure data where it can be reasonably estimated for the Exchanges.

Revenue Recognition

Revenues are recognized when earned. This is generally based on usage of local-exchange networks or facilities. For other products and services, revenues are generally recognized when services are rendered or products are delivered to customers.

Revenues  arising  from the  provision  of local  exchange  services  billed  to end-users and revenues from the provision of access services billed to interexchange carriers are specifically identifiable for the study areas that encompass Verizon North and the Exchanges. Revenues arising from statewide inter-carrier agreements and settlement processes, and from sales of non-regulated products and services (collectively, the "Indirect Revenues") are identifiable to a specific study area, but not to specific exchanges. The Indirect Revenues have been allocated to the Exchanges based on a number of ratios. Revenues from non-regulated products, including discounts and related installation and maintenance agreements were allocated based on business lines. The revenues from public telephones were allocated based on number of public telephones. All other Indirect revenues were allocated based on the ratio between Indirect Revenues and Direct Revenues for the Exchanges.

Depreciation and Amortization

Assets are depreciated using the remaining life methodology and straight-line depreciation rates. This method depreciates the remaining net investment in telephone plant, less anticipated net salvage value, over remaining economic asset lives. This method requires the periodic review and revision of depreciation rates.

The economic asset lives used are as follows:

           Average lives (in years)
           ------------------------

           Fiber-optic cable                        20
           Copper wire                              15
           Switching equipment                      10
           Circuit equipment                         8



When depreciable telephone plant is retired in the normal course of business, the amount of such plant is deducted from the respective plant and accumulated depreciation accounts. Gains or losses on dispositions are amortized with the remaining net investment in telephone plant.

Employee Benefit Plans

Pension and postretirement health care and life insurance benefits earned during the year as well as interest on projected benefit obligations are accrued currently. Prior service costs and credits resulting from changes in plan benefits are amortized over the average remaining service period of the employees expected to receive benefits. Curtailment gains and losses associated with employee separations are recognized when they occur. Settlement gains and losses associated with employee separations are recognized when the pension obligations are settled and the gain or loss is determinable.

Valuation of Assets

The impairment of tangible or intangible assets is assessed when changes in circumstances indicate that their carrying value may not be recoverable. Under the Financial Accounting Standards Board's (FASB) Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," a determination of impairment, if any, is made based on estimated future cash flows, salvage value, or expected net sales proceeds depending on the circumstances. Asset impairment losses, and any subsequent adjustments to such losses as initially recorded, as well as net gains or losses on sales of assets are recorded as a component of operating income.

Income Taxes

The Company's results are included in Verizon's consolidated federal income tax return. The Company participates in a tax-sharing agreement with Verizon and remits tax payments to Verizon based on its tax liability on a separate company basis.

The Exchanges are not a taxable entity. The Exchanges' operating results are included within the Company for income tax purposes. Although the Exchanges contribute significant plant-related temporary differences (including investment tax credits) to the Company's deferred tax balances, the Company does not allocate income tax expense, income tax payables or deferred income taxes to the Exchanges. As the buyer will most likely have a different tax scenario, no deferred tax assets or liabilities are presented within these special purpose financial statements. The provision for income taxes included in the accompanying special purpose financial statements for 1999 was calculated based on the income of the Exchanges and the Company's effective tax rate adjusted for permanent differences not attributable to the Exchanges.

Inventories and Supplies

Inventories and supplies are stated at the lower of cost, determined principally by the average cost method, or net realizable value.

Software

Software costs are recognized in accordance with the American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," which became effective in January 1999. The Company capitalizes costs associated with externally acquired software (including right-to-use fees) for internal use. Capitalized software is generally amortized on a straight-line basis over its useful life, not to exceed five years for non-network software or three years for network software.

Comprehensive Income

The Company had no comprehensive income components for the year ended December 31, 1999; therefore, comprehensive income is the same as net income for 1999.

Recent Accounting Pronouncements

In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. The statement requires entities that use derivative instruments to measure these instruments at fair value and record them as assets or liabilities on the balance sheet. It also requires entities to reflect the gains or losses associated with changes in the fair value of these derivatives, either in earnings or as a separate component of comprehensive income, depending on the nature of the underlying contract or transaction. The Company is currently assessing the impact of adopting SFAS No.133, as amended, which is effective January 1, 2001.

In December  1999, the  Securities  and Exchange  Commission  (SEC) issued Staff
Accounting Bulletin (SAB) No. 101, "Revenue Recognition in Financial Statements." SAB No. 101 provides additional guidance on revenue recognition as well as criteria for when revenue is generally realized and earned and also requires the deferral of incremental direct selling costs. This bulletin currently must be adopted by December 31, 2000, and will require the Company to determine the effect of the accounting change as of January 1, 2000. The Company is currently assessing the impact of SAB No. 101.

4.   Employee Benefit Plans:

Pursuant to SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits," certain disclosures including components of pension credits, postretirement benefit costs and the funded status of the plans, including the actuarial present value of accumulated plan benefits, accumulated or projected benefit obligation and the fair value of plan assets have not been presented because the structure of the Verizon plans does not permit the plans' data to be readily disaggregated.

Pension Plans

The Company participates in noncontributory defined benefit pension plans sponsored by Verizon covering substantially all employees. The benefits to be paid under these plans are generally based on years of credited service and average final earnings. Verizon's funding policy, subject to the minimum funding requirements of employee benefit and tax laws, is to contribute such amounts as are determined on an actuarial basis to accumulate funds sufficient to meet the plans' benefit obligation to employees upon their retirement. The assets of the plans consist primarily of corporate equities, government securities and corporate debt securities.

The significant weighted-average assumptions used by Verizon for the pension measurements were as follows at December 31:

                                                               1999
                                                              ------
     Discount rate                                             8.00%
     Rate of compensation increase                             5.50%
     Expected return on plan assets                            9.00%


The Company's net periodic benefit credit was $280.6 million for 1999. The Verizon plans are currently funded at levels significantly in excess of projected benefit obligations. Included in the net periodic benefit credit for 1999 was a net pension gain of $131.7 million, comprised of one-time costs for special termination benefits provided under voluntary and involuntary separation programs, curtailment losses and settlement gains. These curtailment losses and settlement gains are a result of the separation programs, as well as the required settlement gain or loss recognition due to the fact that in 1999, the Company's lump sum pension distributions surpassed the settlement threshold equal to the sum of the service cost and interest cost components of net periodic pension cost. Allocated on the basis of headcount, the Exchanges' net periodic benefit credit, including non-recurring settlement gains, was approximately $1.6 million for 1999 and $1.6 million (unaudited) for the six months ended June 30, 2000.

Postretirement Benefits Other than Pensions

Substantially all of the Company's employees are covered under postretirement healthcare and life insurance benefit plans sponsored by Verizon. The determination of benefit cost for postretirement health plans is generally based on comprehensive hospital, medical and surgical benefit plan provisions. The Company intends to fund amounts for postretirement benefits as deemed appropriate.

The weighted-average assumptions used by Verizon in the actuarial computations for postretirement benefits were as follows at December 31:

                                                               1999
                                                              ------

     Discount rate                                             8.00%
     Expected return on plan assets                            8.00%


The Company's postretirement benefit cost was $67.5 million for 1999. Allocated on the basis of headcount, the Exchanges' postretirement cost was approximately $.4 million for 1999.

Savings Plans

Verizon North sponsors employee savings plans under section 401(k) of the Internal Revenue Code. The plans cover substantially all full-time employees. Under the plans, the Company provides matching contributions in Verizon common stock based on qualified employee contributions up to a certain predefined limit. Matching contributions attributable to the Exchanges' employees were included in these special purpose financial statements and may or may not correspond to the matching benefits provided to the employees of the buyer.

5.   Property, Plant and Equipment:

The Company maintains continuing property records which identify specific property, plant and equipment (PP&E) balances, depreciation reserves and annual capital expenditure amounts for the Exchanges. The balance in the accompanying statements is based on these exchange specific amounts and does not include any allocations of common assets utilized in providing the centralized services described in Note 2.

PP&E is summarized as follows at December 31 (dollars in thousands):

                                                              1999
                                                            --------
           Land                                          $       374
           Buildings                                           7,452
           Plant and equipment                               162,007
           Other                                               6,276
--------------------------------------------------------------------------------
                      Total                                  176,109
           Less- Accumulated depreciation                   (112,979)
--------------------------------------------------------------------------------
    Total property, plant, and equipment, net            $    63,130
================================================================================

6.   Parent Funding and Interest Expense:

For purposes of these statements, all funding requirements have been summarized as "Parent Funding," without regard to whether the funding represents debt or equity. No specific debt instruments can be directly associated with the Exchanges, nor are separate equity accounts maintained. As such, interest expense of the Company was allocated to the Exchanges based on the relative percentage of the Exchanges gross PP&E balance to the gross PP&E balance for the Company.

7.   Transactions with Affiliates:

Historically, extensive transactions have occurred between the Exchanges and affiliate entities. These transactions have included construction and maintenance services, data processing and management services and financing and directories agreements.

Verizon Supply (100% owned by Verizon) provides construction and maintenance equipment, supplies and electronic repair services to the Exchanges. Such purchases and services are recorded at the lower of cost, including a return realized by Verizon Supply, or fair market value.

The Exchanges are billed for data processing services and equipment rentals, and receive management, consulting, research and development and pension management services from other affiliated companies. The Exchanges' special purpose financial statements also include allocated expenses resulting from the sharing of certain executive, administrative, financial, accounting, marketing, personnel, engineering and other support services being performed at consolidated work centers within Verizon. The amounts charged for these affiliated transactions are based on proportional cost allocation methodologies.

GTE Funding Incorporated (an affiliate of the Company) provides short-term financing and investment vehicles and cash management services. The Company is contractually obligated to repay all amounts borrowed on its behalf by GTE Funding Incorporated.

The Company has an agreement with Verizon Directories Corporation (Directories) (100% owned by Verizon), whereby the Company provides its subscriber lists, billing and collection and other services to Directories. In addition, when Directories sells Yellow Page directory advertising to customers within the Company's franchise area, the Company records a portion of the sale as revenue. Also, the Company is billed for certain printing and other costs associated with telephone directories, including the cost of customer contact information pages which are included in the Company's White Pages directories.

8.   Regulatory and Competitive Matters:

The  Company's   intrastate  business  is  regulated  by  the  state  regulatory commissions in Wisconsin. Interstate operations are subject to regulation by the Federal Communications Commission.

During 1999, regulatory and legislative activity at both the state and federal levels continued to be a direct result of the Telecommunications Act of 1996 (the "Telecommunications Act"). Along with promoting competition in all segments of the telecommunications industry, the Telecommunications Act was intended to preserve and advance universal service.

Significant Customer

The largest volume of the Company's services are provided to AT&T Corp. ("AT&T") and include amounts for access and billing and collection. The Company revenues from services provided to AT&T were 9% of total revenues for 1999. This concentration may or may not correspond with the concentrations of the Exchanges.

9.   Commitments and Contingencies:

The Exchanges have noncancelable operating leases covering certain buildings, office space and equipment. The Exchanges' rental expense was $95,270 in 1999. Minimum rental commitments under these noncancelable leases are approximately $21,311, $10,291, $8,631, and $3,366 for the years 2000-2003, respectively, and
$1,850 in 2004 and thereafter.

The Company is subject to a number of proceedings arising out of the conduct of its business, including those relating to regulatory actions, commercial transactions, and environmental, safety and health matters. Management believes that the ultimate resolution of these matters will not have a material adverse effect on the results of operations or the financial position of the Company or the Exchanges.

10.  Segment Reporting:

The Exchanges do not have separate reportable segments of their own. The Exchanges are part of Verizon North, which is part of the Domestic Wireline segment of Verizon's National Operations. The Domestic Wireline segment provides wireline communication services within franchised areas. These services include local telephone service and toll calls, as well as access services that enable long-distance carriers to complete calls to or from locations outside of the Exchanges' operating areas. This segment also provides complex voice and data services to businesses, billing and collection and operator assistance services to other telecommunications companies and receives revenues in the form of a publication right from an affiliate that publishes telephone directories in its operating areas.

11.  Bell Atlantic - GTE Merger:

On June 30, 2000, Bell Atlantic and GTE completed a merger of equals under a definitive merger agreement dated as of July 27, 1998. Under the terms of the agreement, GTE became a wholly owned subsidiary of Bell Atlantic. With the closing of the merger, the combined company began doing business as Verizon Communications.


Verizon Wisconsin II Operations

Special Purpose Financial Statements
As of June 30, 2000, and December 31, 1999

Together with Report of Independent Public Accountants


                    Report of Independent Public Accountants


To the Board of Directors and Shareholders of CenturyTel Incorporated
And Verizon North Inc.:

We have audited the accompanying special purpose financial statements of selected assets, liabilities and parent funding of Verizon Wisconsin II Operations (the "Company") as of December 31, 1999, and the related statements of income, parent funding and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the special purpose financial statements referred to above present fairly, in all material respects, the selected assets, liabilities and parent funding of the Company as of December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

/s/ Arthur Andersen LLP

Dallas, Texas,
September 13, 2000

The accompanying notes are an integral part of these special purpose financial statements.


Verizon Wisconsin II Operations
(As Described in Note 1)


         Statements of Selected Assets, Liabilities and Parent Funding
                   As of June 30, 2000, and December 31, 1999
                             (Dollars in Thousands)

                                                     June 30,       December 31,
                                                       2000            1999
--------------------------------------------------------------------------------
                                                   (Unaudited)       (Audited)
           SELECTED ASSETS
           ---------------

CURRENT ASSETS:
    Receivables, less allowances of
     $362 and $381                                  $   5,154       $   5,754
    Inventories and supplies                                8               8
    Prepaid benefits and other                            533             672
--------------------------------------------------------------------------------
         Total current assets                           5,695           6,434
--------------------------------------------------------------------------------

PROPERTY, PLANT AND EQUIPMENT, net                     58,149          57,556

EMPLOYEE BENEFIT PLANS                                  8,424           7,005

OTHER ASSETS                                              317             190
--------------------------------------------------------------------------------
         Total assets                               $  72,585       $  71,185
================================================================================

  SELECTED LIABILITIES AND PARENT FUNDING
  ---------------------------------------

CURRENT LIABILITIES:
    Accounts payable                                $   2,192       $     314
    Advance billings and customer deposits              1,096           1,060
    Accrued payroll costs                                 617             681
    Other                                                 839             574
--------------------------------------------------------------------------------
         Total current liabilities                      4,744           2,629
--------------------------------------------------------------------------------

EMPLOYEE BENEFIT PLANS                                  1,977           1,952

OTHER LIABILITIES                                         202              38
--------------------------------------------------------------------------------
         Total liabilities                              6,923           4,619
--------------------------------------------------------------------------------

PARENT FUNDING                                         65,662          66,566
--------------------------------------------------------------------------------

         Total liabilities and parent funding       $  72,585       $  71,185
================================================================================

The accompanying notes are an integral part of these special purpose financial statements.


Verizon Wisconsin II Operations
(As Described in Note 1)

                              Statements of Income
For the Six Months Ended June 30, 2000, and for the Year Ended December 31, 1999
                             (Dollars in Thousands)

                                                     June 30,       December 31,
                                                       2000             1999
--------------------------------------------------------------------------------
                                                   (Unaudited)       (Audited)

REVENUES AND SALES:
    Local services                                  $  10,365       $  20,265
    Network access services                             5,779          15,930
    Toll services                                       1,015           1,638
    Other services and sales                            2,060           4,598
--------------------------------------------------------------------------------
         Total revenues and sales                      19,219          42,431
--------------------------------------------------------------------------------

OPERATING COSTS AND EXPENSES:
    Cost of services and sales                          6,785          15,350
    Selling, general and administrative                    13           3,523
    Depreciation and amortization                       4,546           8,976
--------------------------------------------------------------------------------
         Total operating costs and expenses            11,344          27,849
--------------------------------------------------------------------------------

OPERATING INCOME                                        7,875          14,582

INTEREST EXPENSE, net                                   1,035           2,413
--------------------------------------------------------------------------------

INCOME BEFORE INCOME TAXES                              6,840          12,169

INCOME TAXES                                            2,767           4,922
--------------------------------------------------------------------------------

NET INCOME                                          $   4,073       $   7,247
================================================================================

The accompanying notes are an integral part of these special purpose financial statements.


Verizon Wisconsin II Operations
(As Described in Note 1)

                            Statements of Cash Flows
For the Six Months Ended June 30, 2000, and for the Year Ended December 31, 1999
                             (Dollars in Thousands)

                                                     June 30,       December 31,
                                                       2000             1999
--------------------------------------------------------------------------------
                                                   (Unaudited)       (Audited)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                       $   4,073       $   7,247
   Adjustments to reconcile net income
    to net cash provided by operating activities-
      Depreciation                                      4,509           8,936
      Employee pension plans                           (1,394)         (1,936)
      Provision for uncollectible accounts                144             435
      Change in current assets and current
       liabilities-
        Receivables                                       456             141
        Other current assets                              140             (86)
        Other current liabilities                       2,115             130
      Other, net                                           36            (286)
--------------------------------------------------------------------------------
         Net cash provided by operating activities     10,079          14,581
--------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures                                (5,102)        (15,235)
--------------------------------------------------------------------------------
         Net cash used in investing activities         (5,102)        (15,235)
--------------------------------------------------------------------------------

CASH FLOW FROM FINANCING ACTIVITIES:
   Net transfers from (to) GTE Corporation             (4,977)            654
--------------------------------------------------------------------------------
         Net cash provided by (used in) financing
          activities                                   (4,977)            654
--------------------------------------------------------------------------------

INCREASE IN CASH AND CASH EQUIVALENTS                       -               -

CASH AND CASH EQUIVALENTS:
   Beginning of year                                        -               -
--------------------------------------------------------------------------------
   End of year                                      $       -       $       -
================================================================================

The accompanying notes are an integral part of this special purpose financial statement.


Verizon Wisconsin II Operations
(As Described in Note 1)

                          Statement of Parent Funding
                      For the Year Ended December 31, 1999
                             (Dollars in Thousands)

BALANCE, December 31, 1998                                  $ 58,665
    Net income                                                 7,247
    Net transfers from GTE Corporation                           654
--------------------------------------------------------------------------------
BALANCE, December 31, 1999                                  $ 66,566
================================================================================

The accompanying notes are an integral part of these special purpose financial statements.


Notes to Special Purpose Financial Statements

Verizon Wisconsin II Operations
(As Described in Note 1)

Notes to Special Purpose Financial Statements

1.   Description of Business:

The selected local telephone exchanges included in these special purpose financial statements (the "Exchanges") serve approximately 68,500 switched access lines in the state of Wisconsin. The Exchanges represent approximately 1% of the assets of Verizon North Inc. ("Verizon North" or the "Company"), formerly GTE North Incorporated. Verizon North is a wholly owned subsidiary of GTE Corporation (GTE), which is a wholly owned subsidiary of Bell Atlantic Corporation ("Bell Atlantic"), d/b/a Verizon Communications ("Verizon") (see
Note 11). Verizon provides a wide variety of communications services ranging from local telephone service for the home and office to highly complex voice and data services for various industries.

On October 11, 1999, Verizon North entered into a purchase agreement with CenturyTel Incorporated ("CenturyTel") to sell approximately 68,500 switched access lines in the state of Wisconsin to CenturyTel. The sale is expected to close during 2000.

2.   Basis of Presentation:

The accompanying special purpose financial statements have been prepared in accordance with accounting principles generally accepted in the United States using exchange specific information where available (e.g., most revenue and property, plant and equipment (PP&E) related accounts) and allocations where data is not maintained on an exchange specific basis within the Company's books and records (e.g., most operating expenses, assets other than PP&E, liabilities, and capital accounts). Because of the significant amount of allocations and estimates used to prepare these special purpose financial statements, they may not reflect the financial position and results of operations of the Exchanges after the acquisition by CenturyTel.

The accompanying special purpose financial statements include only those assets, liabilities, and related operations of the Exchanges as historically incurred by the Company and exclude all other assets, liabilities, and related operations of Verizon and its subsidiaries, specifically cash, accrued interest, and tax-related balance sheet accounts. The special purpose financial statements also include expenses related to employees who support the Exchanges, some of which are expected to remain employees of the Company.

Receivables related to end-user billings were identified by exchange using billing system data. Customer Advances and Deposits were allocated to the Exchanges based on total revenue. Receivables related to carrier and other miscellaneous billings were allocated to the Exchanges in proportion to carrier revenues.

Accounts payable were allocated based on operating expenses and capital expenditures. Accrued payroll costs were allocated based on employee head count. Other current liabilities and other liabilities were allocated based on line count.

The Exchanges' operating expenses include both amounts incurred within its operating territories that relate directly to its exchanges (the "Direct Expenses") and amounts incurred in centralized Verizon service centers that support multiple Verizon companies (the "Indirect Expenses"). The Direct Expenses correspond roughly with locally performed functions which will transfer to the buyer of the Exchanges. The Indirect Expenses correspond to substantial back-office, support and overhead functions which will not transfer to the buyer, but that the buyer will need to replace in some form in order to operate the Exchanges. The Indirect Expenses have been allocated to Verizon North and further to specific exchanges within Verizon North (including the Exchanges), based on estimates of usage, or benefits received from such services. The level of allocated Indirect Expenses may not be representative of the buyer's ongoing expenses for these functions. Depreciation and amortization were calculated by exchange using property, plant, and equipment data.

3.   Summary of Significant Accounting Policies and Other Disclosures:

The notes which follow contain limited disclosure data where it can be reasonably estimated for the Exchanges.

Revenue Recognition

Revenues are recognized when earned. This is generally based on usage of local-exchange networks or facilities. For other products and services, revenues are generally recognized when services are rendered or products are delivered to customers.

Revenues  arising  from the  provision  of local  exchange  services  billed  to end-users and revenues from the provision of access services billed to interexchange carriers are specifically identifiable for the study areas that encompass Verizon North and the Exchanges. Revenues arising from statewide inter-carrier agreements and settlement processes, and from sales of non-regulated products and services (collectively, the "Indirect Revenues") are identifiable to a specific study area, but not to specific exchanges. The Indirect Revenues have been allocated to the Exchanges based on a number of ratios. Revenues from non-regulated products, including discounts and related installation and maintenance agreements were allocated based on business lines. The revenues from public telephones were allocated based on number of public telephones. All other Indirect revenues were allocated based on the ratio between Indirect Revenues and Direct Revenues for the Exchanges.

Depreciation and Amortization

Assets are depreciated using the remaining life methodology and straight-line depreciation rates. This method depreciates the remaining net investment in telephone plant, less anticipated net salvage value, over remaining economic asset lives. This method requires the periodic review and revision of depreciation rates.

The economic asset lives used are as follows:

           Average lives (in years)
           ------------------------

           Fiber-optic cable                        20
           Copper wire                              15
           Switching equipment                      10
           Circuit equipment                         8

When depreciable telephone plant is retired in the normal course of business, the amount of such plant is deducted from the respective plant and accumulated depreciation accounts. Gains or losses on dispositions are amortized with the remaining net investment in telephone plant.

Employee Benefit Plans

Pension and postretirement health care and life insurance benefits earned during the year as well as interest on projected benefit obligations are accrued currently. Prior service costs and credits resulting from changes in plan benefits are amortized over the average remaining service period of the employees expected to receive benefits. Curtailment gains and losses associated with employee separations are recognized when they occur. Settlement gains and losses associated with employee separations are recognized when the pension obligations are settled and the gain or loss is determinable.

Valuation of Assets

The impairment of tangible or intangible assets is assessed when changes in circumstances indicate that their carrying value may not be recoverable. Under the Financial Accounting Standards Board's (FASB) Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," a determination of impairment, if any, is made based on estimated future cash flows, salvage value, or expected net sales proceeds depending on the circumstances. Asset impairment losses, and any subsequent adjustments to such losses as initially recorded, as well as net gains or losses on sales of assets are recorded as a component of operating income.

Income Taxes

The Company's results are included in Verizon's consolidated federal income tax return. The Company participates in a tax-sharing agreement with Verizon and remits tax payments to Verizon based on its tax liability on a separate company basis.

The Exchanges are not a taxable entity. The Exchanges' operating results are included within the Company for income tax purposes. Although the Exchanges contribute significant plant-related temporary differences (including investment tax credits) to the Company's deferred tax balances, the Company does not allocate income tax expense, income tax payables or deferred income taxes to the Exchanges. As the buyer will most likely have a different tax scenario, no deferred tax assets or liabilities are presented within these special purpose financial statements. The provision for income taxes included in the accompanying special purpose financial statements for 1999 was calculated based on the income of the Exchanges and the Company's effective tax rate adjusted for permanent differences not attributable to the Exchanges.

Inventories and Supplies

Inventories and supplies are stated at the lower of cost, determined principally by the average cost method, or net realizable value.

Software

Software costs are recognized in accordance with the American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," which became effective in January 1999. The Company capitalizes costs associated with externally acquired software (including right-to-use fees) for internal use. Capitalized software is generally amortized on a straight-line basis over its useful life, not to exceed five years for non-network software or three years for network software.

Comprehensive Income

The Company had no comprehensive income components for the year ended December 31, 1999; therefore, comprehensive income is the same as net income for 1999.

Recent Accounting Pronouncements

In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. The statement requires entities that use derivative instruments to measure these instruments at fair value and record them as assets or liabilities on the balance sheet. It also requires entities to reflect the gains or losses associated with changes in the fair value of these derivatives, either in earnings or as a separate component of comprehensive income, depending on the nature of the underlying contract or transaction. The Company is currently assessing the impact of adopting SFAS No.133, as amended, which is effective January 1, 2001.

In December  1999, the  Securities  and Exchange  Commission  (SEC) issued Staff
Accounting Bulletin (SAB) No. 101, "Revenue Recognition in Financial Statements." SAB No. 101 provides additional guidance on revenue recognition as well as criteria for when revenue is generally realized and earned and also requires the deferral of incremental direct selling costs. This bulletin currently must be adopted by December 31, 2000, and will require the Company to determine the effect of the accounting change as of January 1, 2000. The Company is currently assessing the impact of SAB No. 101.

4.   Employee Benefit Plans:

Pursuant to SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits," certain disclosures including components of pension credits, postretirement benefit costs and the funded status of the plans, including the actuarial present value of accumulated plan benefits, accumulated or projected benefit obligation and the fair value of plan assets have not been presented because the structure of the Verizon plans does not permit the plans' data to be readily disaggregated.

Pension Plans

The Company participates in noncontributory defined benefit pension plans sponsored by Verizon covering substantially all employees. The benefits to be paid under these plans are generally based on years of credited service and average final earnings. Verizon's funding policy, subject to the minimum funding requirements of employee benefit and tax laws, is to contribute such amounts as are determined on an actuarial basis to accumulate funds sufficient to meet the plans' benefit obligation to employees upon their retirement. The assets of the plans consist primarily of corporate equities, government securities and corporate debt securities.

The significant weighted-average assumptions used by Verizon for the pension measurements were as follows at December 31:

                                                               1999
                                                              ------
     Discount rate                                             8.00%
     Rate of compensation increase                             5.50%
     Expected return on plan assets                            9.00%

The Company's net periodic benefit credit was $280.6 million for 1999. The Verizon plans are currently funded at levels significantly in excess of projected benefit obligations. Included in the net periodic benefit credit for 1999 was a net pension gain of $131.7 million, comprised of one-time costs for special termination benefits provided under voluntary and involuntary separation programs, curtailment losses and settlement gains. These curtailment losses and settlement gains are a result of the separation programs, as well as the required settlement gain or loss recognition due to the fact that in 1999, the Company's lump sum pension distributions surpassed the settlement threshold equal to the sum of the service cost and interest cost components of net periodic pension cost. Allocated on the basis of headcount, the Exchanges' net periodic benefit credit, including non-recurring settlement gains, was approximately $1.3 million for 1999 and $1.3 million (unaudited) for the six months ended June 30, 2000.

Postretirement Benefits Other than Pensions

Substantially all of the Company's employees are covered under postretirement healthcare and life insurance benefit plans sponsored by Verizon. The determination of benefit cost for postretirement health plans is generally based on comprehensive hospital, medical and surgical benefit plan provisions. The Company intends to fund amounts for postretirement benefits as deemed appropriate.

The weighted-average assumptions used by Verizon in the actuarial computations for postretirement benefits were as follows at December 31:

                                                               1999
                                                              ------
     Discount rate                                             8.00%
     Expected return on plan assets                            8.00%


The Company's postretirement benefit cost was $67.5 million for 1999. Allocated on the basis of headcount, the Exchanges' postretirement cost was approximately $.3 million for 1999.

Savings Plans

Verizon North sponsors employee savings plans under section 401(k) of the Internal Revenue Code. The plans cover substantially all full-time employees. Under the plans, the Company provides matching contributions in Verizon common stock based on qualified employee contributions up to a certain predefined limit. Matching contributions attributable to the Exchanges' employees were included in these special purpose financial statements and may or may not correspond to the matching benefits provided to the employees of the buyer.

5.   Property, Plant and Equipment:

The Company maintains continuing property records which identify specific property, plant and equipment (PP&E) balances, depreciation reserves and annual capital expenditure amounts for the Exchanges. The balance in the accompanying statements is based on these exchange specific amounts and does not include any allocations of common assets utilized in providing the centralized services described in Note 2.

PP&E is summarized as follows at December 31 (dollars in thousands):

                                                             1999
--------------------------------------------------------------------------------
           Land                                            $     191
           Buildings                                           5,775
           Plant and equipment                               151,441
           Other                                               4,690
--------------------------------------------------------------------------------
                      Total                                  162,097
           Less- Accumulated depreciation                   (104,541)
--------------------------------------------------------------------------------
     Total property, plant, and equipment, net             $  57,556
================================================================================

6.   Parent Funding and Interest Expense:

For purposes of these statements, all funding requirements have been summarized as "Parent Funding," without regard to whether the funding represents debt or equity. No specific debt instruments can be directly associated with the Exchanges, nor are separate equity accounts maintained. As such, interest expense of the Company was allocated to the Exchanges based on the relative percentage of the Exchanges gross PP&E balance to the gross PP&E balance for the Company.

7.   Transactions with Affiliates:

Historically, extensive transactions have occurred between the Exchanges and affiliate entities. These transactions have included construction and maintenance services, data processing and management services and financing and directories agreements.

Verizon Supply (100% owned by Verizon) provides construction and maintenance equipment, supplies and electronic repair services to the Exchanges. Such purchases and services are recorded at the lower of cost, including a return realized by Verizon Supply, or fair market value.

The Exchanges are billed for data processing services and equipment rentals, and receive management, consulting, research and development and pension management services from other affiliated companies. The Exchanges' special purpose financial statements also include allocated expenses resulting from the sharing of certain executive, administrative, financial, accounting, marketing, personnel, engineering and other support services being performed at consolidated work centers within Verizon. The amounts charged for these affiliated transactions are based on proportional cost allocation methodologies.

GTE Funding Incorporated (an affiliate of the Company) provides short-term financing and investment vehicles and cash management services. The Company is contractually obligated to repay all amounts borrowed on its behalf by GTE Funding Incorporated.

The Company has an agreement with Verizon Directories Corporation (Directories) (100% owned by Verizon), whereby the Company provides its subscriber lists, billing and collection and other services to Directories. In addition, when Directories sells Yellow Page directory advertising to customers within the Company's franchise area, the Company records a portion of the sale as revenue. Also, the Company is billed for certain printing and other costs associated with telephone directories, including the cost of customer contact information pages which are included in the Company's White Pages directories.

8.   Regulatory and Competitive Matters:

The  Company's   intrastate  business  is  regulated  by  the  state  regulatory commissions in Wisconsin. Interstate operations are subject to regulation by the Federal Communications Commission.

During 1999, regulatory and legislative activity at both the state and federal levels continued to be a direct result of the Telecommunications Act of 1996 (the "Telecommunications Act"). Along with promoting competition in all segments of the telecommunications industry, the Telecommunications Act was intended to preserve and advance universal service.

Significant Customer

The largest volume of the Company's services are provided to AT&T Corp. ("AT&T") and include amounts for access and billing and collection. The Company revenues from services provided to AT&T were 9% of total revenues for 1999. This concentration may or may not correspond with concentrations of the Exchanges.

9.   Commitments and Contingencies:

The Exchanges have noncancelable operating leases covering certain buildings, office space and equipment. The Exchanges' rental expense was $68,460 in 1999. Minimum rental commitments under these noncancelable leases are approximately $11,969 $4,141, $1,405, and $200 for the years 2000-2003, respectively.

The Company is subject to a number of proceedings arising out of the conduct of its business, including those relating to regulatory actions, commercial transactions, and environmental, safety and health matters. Management believes that the ultimate resolution of these matters will not have a material adverse effect on the results of operations or the financial position of the Company or the Exchanges.

10.  Segment Reporting:

The Exchanges do not have separate reportable segments of their own. The Exchanges are part of Verizon North, which is part of the Domestic Wireline segment of Verizon's National Operations. The Domestic Wireline segment provides wireline communication services within franchised areas. These services include local telephone service and toll calls, as well as access services that enable long-distance carriers to complete calls to or from locations outside of the Exchanges' operating areas. This segment also provides complex voice and data services to businesses, billing and collection and operator assistance services to other telecommunications companies and receives revenues in the form of a publication right from an affiliate that publishes telephone directories in its operating areas.

11.  Bell Atlantic - GTE Merger:

On June 30, 2000, Bell Atlantic and GTE completed a merger of equals under a definitive merger agreement dated as of July 27, 1998. Under the terms of the agreement, GTE became a wholly owned subsidiary of Bell Atlantic. With the closing of the merger, the combined company began doing business as Verizon Communications.

                                * * * * * * * * * *

                                CenturyTel, Inc.
        Unaudited Pro Forma Consolidated Condensed Financial Information

                                  Introduction


Background. On July 31, 2000 and September 29, 2000, affiliates of CenturyTel, Inc. (the "Company") acquired over 490,000 telephone access lines and related assets from Verizon Communications, Inc. (successor to GTE Corporation) ("Verizon") in four separate transactions for approximately $1.5 billion in cash.

Under these transactions:

      o On July 31, 2000, the Company purchased approximately 231,000 telephone access lines and related local exchange assets comprising 106 exchanges throughout Arkansas for approximately $843 million in cash.

      o On July 31, 2000, Spectra Communications Group, LLC ("Spectra") purchased approximately 127,000 telephone access lines and related local exchange assets comprising 107 exchanges throughout Missouri for approximately $297 million cash. The Company owns 57.1% of Spectra, which was organized to acquire and operate these Missouri properties. At closing, the Company made a preferred equity investment in Spectra of approximately $55 million and financed substantially all of the remainder of the purchase price.

      o On September 29, 2000, the Company purchased approximately 70,500 telephone access lines and related local exchange assets comprising 42 exchanges throughout Wisconsin for approximately $194 million in cash.

      o On September 29, 2000, Telephone USA of Wisconsin, LLC ("TelUSA") purchased approximately 62,900 telephone access lines and related local exchange assets comprising 35 exchanges throughout Wisconsin for approximately $170 million in cash. The Company owns 89% of Telephone USA, which was organized to acquire and own these Wisconsin properties. At closing, the Company made an equity investment in Telephone USA of approximately $37.8 million and financed substantially all of the remainder of the purchase price.

To finance these acquisitions on a short-term basis, the Company borrowed $1.157 billion on a floating-rate basis under its new $1.5 billion credit facility with Bank of America, N.A. and Citibank, N.A., as lenders, and Banc of America Securities LLC and Salomon Smith Barney Inc., as arrangers, and borrowed $300 million on a floating-rate basis under its existing credit facility with Bank of America, N.A.

The orders of the Arkansas and Wisconsin public service commissions approving the purchases of the Arkansas and Wisconsin assets remain subject to appeal, but those orders (and each other regulatory order necessary to authorize the Verizon acquisitions) are in full force and effect. The Company expects that the order of the Wisconsin Public Service Commission, when issued in writing, will contain several requirements relating to rates, service standards and other matters.
In connection with authorizing the Wisconsin acquisitions, the Wisconsin Public Service Commission indicated its intent to review the possibility of regulating all of the Company's Wisconsin local exchange carriers on an unitary basis, which would reduce the Company's revenues in Wisconsin (unless and to the extent these reductions could be mitigated through rate adjustments or other revenue enhancements approved by the Wisconsin Public Service Commission).

In addition to the continued provision of traditional local exchange telephone services, the Company intends to provide long distance, Internet access (including high-speed Digital Subscriber Line Internet access service) and other advanced technology services in certain of the acquired service areas. The Company currently offers long distance and Internet access service in certain Arkansas and Wisconsin communities adjacent to the acquired service areas.

Pro forma information. The following unaudited pro forma consolidated condensed balance sheet as of June 30, 2000 and the unaudited pro forma consolidated condensed statements of income for the year ended December 31, 1999 and the six months ended June 30, 2000 are based on the historical results of operations and financial condition of CenturyTel, Inc., and its subsidiaries (the "Company") and the Verizon properties acquired and reflects the effects of the transactions described above. Pro forma adjustments, and the assumptions on which they are based, are described in the accompanying notes to the unaudited pro forma consolidated condensed financial information.

The pro forma financial information has been prepared assuming that the aggregate purchase price of $1.504 billion will be financed with $1.0 billion of proceeds from the issuance of senior long-term debt securities, $300 million of bank indebtedness due in 2002, $157 million of proceeds from a commercial paper issuance and $47 million of available cash.

The pro forma financial information related to the Verizon acquisitions has been prepared using the purchase method of accounting and is based on the assumptions that the purchase of all of the Verizon properties took place as of June 30, 2000 for purposes of the pro forma balance sheet and as of January 1, 1999 for purposes of the pro forma statements of income. In accordance with the purchase method of accounting, the actual consolidated financial statements of the Company will reflect the Verizon acquisitions only from and after their respective dates of acquisition.

This unaudited pro forma consolidated condensed financial data does not give effect to any potential revenue enhancements or cost synergies or other operating efficiencies that could result from the asset acquisitions including, but not limited to (i) charging higher access rates than those authorized for Verizon with respect to the acquired Arkansas properties, (ii) offering long distance, Internet access and other advanced technology services to an increased number of customers in the acquired markets and (iii) cost savings associated with operating and administering the acquired properties with the Company's existing personnel and operating assets.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if such transactions had been consummated on the dates and in accordance with the assumptions described above, nor is it necessarily indicative of future operating results or financial position. The historical Verizon financial information reflects the operating and management structure of Verizon and is not necessarily indicative of the results of operations that may be obtained with respect to the acquired properties under the Company's operating and management structure.

You are urged to read the financial information below along with (i) the Company's publicly available historical consolidated financial statements and accompanying notes and (ii) the special purpose financial statements of the Verizon acquired operations, which are included elsewhere in this Current Report on Form 8-K.


                                CENTURYTEL, INC.
                 Pro Forma Consolidated Condensed Balance Sheet
                                 June 30, 2000
                                  (Unaudited)

                                               As reported
----------------------------------------------------------------  Pro forma   Pro forma
                                          CenturyTel   Verizon   adjustments consolidated
------------------------------------------------------------------------------------------
                                                       (Dollars in thousands)
                                                             (See Notes A and B)
ASSETS

CURRENT ASSETS
   Cash and cash equivalents             $    49,685               (27,000)        22,685
   Accounts receivable                       207,733    46,090                    253,823
   Materials and supplies,
    at average cost                           24,699       710                     25,409
   Other                                      10,484     1,577                     12,061
-----------------------------------------------------------------------------------------
     Total current assets                    292,601    48,377     (27,000)       313,978
-----------------------------------------------------------------------------------------

NET PROPERTY, PLANT AND EQUIPMENT          2,235,891   446,914     162,773      2,845,578
-----------------------------------------------------------------------------------------

INVESTMENTS AND OTHER ASSETS
   Excess cost of net assets acquired      1,621,491               886,250      2,507,741
   Other                                     571,884    44,297     (43,296)       572,885
-----------------------------------------------------------------------------------------
     Total investments and other assets    2,193,375    44,297     842,954      3,080,626
-----------------------------------------------------------------------------------------

TOTAL ASSETS                             $ 4,721,867   539,588     978,727      6,240,182
=========================================================================================

LIABILITIES AND EQUITY

CURRENT LIABILITIES
   Short-term debt and current
    maturities of long-term debt         $    75,022               157,000        232,022
   Accounts payable                          110,186    15,026     (15,026)       110,186
   Accrued expenses and other liabilities    117,269     8,923      (8,923)       117,269
   Advance billing and customer deposits      34,235     7,674                     41,909
-----------------------------------------------------------------------------------------
     Total current liabilities               336,712    31,623     133,051        501,386
-----------------------------------------------------------------------------------------

LONG-TERM DEBT                             1,953,844             1,300,000      3,253,844
-----------------------------------------------------------------------------------------

DEFERRED CREDITS AND OTHER LIABILITIES       483,760    15,032      38,609        537,401
-----------------------------------------------------------------------------------------

PARENT FUNDING                                         492,933    (492,933)
-----------------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY
   Common stock                              140,540                              140,540
   Paid in capital                           502,971                              502,971
   Unrealized holding gain on investments,
    net of taxes                              59,359                               59,359
   Retained earnings                       1,240,706                            1,240,706
   Unearned ESOP shares                       (4,000)                              (4,000)
   Preferred stock - non-redeemable            7,975                                7,975
-----------------------------------------------------------------------------------------
     Total stockholders' equity            1,947,551                            1,947,551
-----------------------------------------------------------------------------------------

TOTAL LIABILITIES AND EQUITY             $ 4,721,867   539,588     978,727      6,240,182
=========================================================================================

See accompanying notes to unaudited pro forma consolidated condensed financial information.


                                CenturyTel, Inc.
              Pro Forma Consolidated Condensed Statement of Income
                     For the Six Months Ended June 30, 2000
                                   (Unaudited)

                                               As reported
----------------------------------------------------------------  Pro forma   Pro forma
                                          CenturyTel   Verizon   adjustments consolidated
------------------------------------------------------------------------------------------
                                                       (Dollars in thousands)
                                                             (See Notes A and C)
OPERATING REVENUES
   Telephone                             $   553,014   167,693                    720,707
   Wireless                                  211,546                              211,546
   Other                                      71,552                               71,552
-----------------------------------------------------------------------------------------
     Total operating revenues                836,112   167,693                  1,003,805
-----------------------------------------------------------------------------------------

OPERATING EXPENSES
   Cost of sales and operating expenses      429,218    76,638                    505,856
   Depreciation and amortization             170,580    40,235      19,848        230,663
-----------------------------------------------------------------------------------------
     Total operating expenses                599,798   116,873      19,848        736,519
-----------------------------------------------------------------------------------------

OPERATING INCOME                             236,314    50,820     (19,848)       267,286
-----------------------------------------------------------------------------------------

OTHER INCOME AND EXPENSE
   Interest expense                          (71,309)   (7,788)    (52,313)      (131,410)
   Income from unconsolidated cellular
    entities                                   8,016                                8,016
   Minority interest                          (5,163)                  637         (4,526)
   Gain on sale of assets                      9,910                                9,910
   Other income and expense                    6,613                                6,613
-----------------------------------------------------------------------------------------
     Total other income (expense)            (51,933)   (7,788)    (51,676)      (111,397)
-----------------------------------------------------------------------------------------

INCOME BEFORE INCOME TAX EXPENSE             184,381    43,032     (71,524)       155,889

Income tax expense                            77,252    16,835     (28,610)        65,477
-----------------------------------------------------------------------------------------

NET INCOME                               $   107,129    26,197     (42,914)        90,412
=========================================================================================

BASIC EARNINGS PER SHARE                 $      0.76                                 0.64
=========================================================================================

DILUTED EARNINGS PER SHARE               $      0.76                                 0.64
=========================================================================================

AVERAGE BASIC SHARES OUTSTANDING             139,874                              139,874
=========================================================================================

AVERAGE DILUTED SHARES OUTSTANDING           141,729                              141,729
=========================================================================================

See accompanying notes to unaudited pro forma consolidated condensed financial information.


                                CENTURYTEL, INC.
              Pro Forma Consolidated Condensed Statement of Income
                      For the year ended December 31, 1999
                                   (Unaudited)

                                               As reported
----------------------------------------------------------------  Pro forma   Pro forma
                                          CenturyTel   Verizon   adjustments consolidated
------------------------------------------------------------------------------------------
                                                       (Dollars in thousands)
                                                             (See Notes A and D)
OPERATING REVENUES
   Telephone                             $ 1,126,112   339,323                  1,465,435
   Wireless                                  422,269                              422,269
   Other                                     128,288                              128,288
-----------------------------------------------------------------------------------------
     Total operating revenues              1,676,669   339,323                  2,015,992
-----------------------------------------------------------------------------------------

OPERATING EXPENSES
   Cost of sales and operating expenses      819,784   173,604                    993,388
   Depreciation and amortization             348,816    77,334      42,558        468,708
-----------------------------------------------------------------------------------------
     Total operating expenses              1,168,600   250,938      42,558      1,462,096
-----------------------------------------------------------------------------------------

OPERATING INCOME                             508,069    88,385     (42,558)       553,896
-----------------------------------------------------------------------------------------

OTHER INCOME AND EXPENSE
   Interest expense                         (150,557)  (17,563)   (102,640)      (270,760)
   Income from unconsolidated
    cellular entities                         27,675                               27,675
   Minority interest                         (27,913)                4,853        (23,060)
   Gain on sale of assets                     62,808                               62,808
   Other income and expense                    9,190                                9,190
-----------------------------------------------------------------------------------------
     Total other income (expense)            (78,797)  (17,563)    (97,787)      (194,147)
-----------------------------------------------------------------------------------------

INCOME BEFORE INCOME TAX EXPENSE             429,272    70,822    (140,345)       359,749

Income tax expense                           189,503    27,725     (56,138)       161,090
-----------------------------------------------------------------------------------------

NET INCOME                               $   239,769    43,097     (84,207)       198,659
=========================================================================================

BASIC EARNINGS PER SHARE                 $      1.72                                 1.43
=========================================================================================

DILUTED EARNINGS PER SHARE               $      1.70                                 1.41
=========================================================================================

AVERAGE BASIC SHARES OUTSTANDING             138,848                              138,848
=========================================================================================

AVERAGE DILUTED SHARES OUTSTANDING           141,432                              141,432
=========================================================================================

See accompanying notes to unaudited pro forma consolidated condensed financial information.


     Notes to Unaudited Pro Forma Consolidated Condensed Financial Information

(A)    Purchase of Verizon assets.

Costs of acquisition. The total cash purchase price of the Verizon assets has been assumed to be approximately $1.504 billion.

Operations. As explained further above, the pro forma adjustments do not consider the effect of possible revenue enhancements or cost synergies that may occur in connection with combining the operations of the acquired properties with the Company's operations.

Other transactions. The pro forma adjustments do not reflect the effects of the Company's acquisitions and dispositions of certain other properties during 1999 and 2000, the aggregate effect of which is not material for pro forma purposes.

(B)    June 30, 2000 Balance Sheet Pro Forma Adjustments.

The pro forma adjustments applicable to the acquisition of the Verizon properties with respect to the unaudited pro forma consolidated condensed balance sheet as of June 30, 2000, as set forth below, reflect preliminary allocations of the aggregate purchase price to the acquired properties. (These adjustments are in addition to those summarized below to reflect the effect of FAS 71, which is defined below). The preliminary estimates of the fair value of the noncurrent assets and liablities are subject to change upon completion of our valuation analysis, which could result in some of Verizon's intangible assets being amortized over a shorter life than the 40-year goodwill amortization period assumed hereunder. The pro forma financial information has been prepared assuming that the aggregate purchase price of $1.504 billion will be financed with $1.0 billion of proceeds from the issuance of senior long-term debt securities, $300 million of bank indebtedness due in 2002, $157 million of proceeds from a commercial paper issuance and $47 million of available cash. For pro forma purposes, the weighted average interest rate of the Company's financings is assumed to be 8.25%.

                                                                 Short-term
                                                                  debt and
                                 Net      Excess                  current                 Accrued                Deferred
                              property,   cost of    Investments  maturities            expenses and    Long-    credits
                              plant and  net assets   and other   of long-    Accounts     other        term    and other    Parent
   Adjustment       Cash      equipment   acquired     assets     term debt    payable   liabilities    debt   liabilities   funding
------------------------------------------------------------------------------------------------------------------------------------
                                                                 (Dollars in thousands)

(1) (a)         $ 1,457,000                                        157,000                           1,300,000
    (b)          (1,504,000)             1,504,000

(2)                                       (492,933)                                                                        (492,933)

(3)                                         43,296     (43,296)

(4)                            162,773    (162,773)

(5)                                        (23,949)                           (15,026)     (8,923)

(6)                  20,000                 18,609                                                                38,609
------------------------------------------------------------------------------------------------------------------------------------
                $   (27,000)   162,773     886,250     (43,296)    157,000    (15,026)     (8,923)   1,300,000    38,609   (492,933)
====================================================================================================================================

Adjustment:

(1) Reflects (a) borrowing $1.457 billion and (b) delivery of $1.504 billion to purchase assets of Verizon.

(2) Reflects the elimination of Verizon's parent debt and equity funding and excess cost of net assets acquired.

(3) Reflects the elimination of excess pension assets, as such amounts are retained by Verizon. The Company has not reflected in the Pro Forma Consolidated Condensed Statements of Income any adjustments reflecting any income generated by these excess pension assets.

(4) Reflects the increase in net property, plant and equipment and the related decrease in excess cost of net assets acquired resulting from conforming the net book value of the acquired assets to the amounts that would be required to be recorded if such assets had been accounted for under Statement of Financial Accounting Standards No. 71, "Accounting for the Effects of Certain Types of Regulation" ("FAS 71").

(5) Reflects the elimination of Verizon's accounts payable and accrued expenses and other liabilities, as such liabilities are retained by Verizon.

(6) Reflects the receipt of $20 million from minority investors and the establishment of minority interest liability to reflect the share of equity of Spectra (42.9%) and TelUSA (11%) attributable to the minority investors.


(C)    June 30, 2000 Income Statement Pro Forma Adjustments.

Set forth below are the pro forma adjustments applicable to the acquisition of the Verizon assets with respect to the unaudited pro forma consolidated condensed statement of income for the six-month period ended June 30, 2000:



                                                   Depreciation
                                                       and        Interest   Minority   Income
      Adjustment                                   amortization   expense    interest  tax expense
--------------------------------------------------------------------------------------------------
                                                              (Dollars in thousands)
Amortization of excess cost of net
 assets acquired (assuming a 40-year
 amortization period)                               $  10,329

Adjust depreciation expense to reflect
 the application of FAS 71                              9,519

Interest on borrowings of $1.457 billion at
 an assumed rate of 8.25% (1)                                      60,101

Eliminate Verizon interest expense
 on parent funding                                                 (7,788)

Record minority interest to reflect the
 share of the pro forma losses of Spectra (42.9%)
 and TelUSA (11%) attributable to the
 minority investors                                                             (637)

Tax benefit relating to pro forma
 adjustments (assuming a 40% tax rate)                                                   (28,610)
--------------------------------------------------------------------------------------------------
                                                    $  19,848      52,313       (637)    (28,610)
==================================================================================================

(1) Use of an assumed rate .125% higher or lower than 8.25% would have changed net income by approximately $546,000.


(D)    December 31, 1999 Income Statement Pro Forma Adjustments.

Set forth below are the pro forma adjustments applicable to the acquisition of the Verizon assets with respect to the unaudited pro forma consolidated condensed statement of income for the year ended December 31, 1999:


                                                   Depreciation
                                                       and        Interest   Minority   Income
         Adjustment                                amortization    expense   interest  tax expense
--------------------------------------------------------------------------------------------------
                                                              (Dollars in thousands)
Amortization of excess cost of net
 assets acquired (assuming a 40-year
 amortization period)                                $ 20,659

Adjust depreciation expense to reflect the
 application of FAS 71                                 21,899

Interest on borrowings of $1.457 billion at
 an assumed rate of 8.25% (1)                                     120,203

Eliminate Verizon interest expense
 on parent funding                                                (17,563)

Record minority interest to reflect the
 share of the pro forma losses of Spectra (42.9%)
 and TelUSA (11%) attributable to the
 minority investors                                                           (4,853)

Tax benefit relating to pro forma
 adjustments (assuming a 40% tax rate)                                                   (56,138)
--------------------------------------------------------------------------------------------------
                                                     $ 42,558     102,640     (4,853)    (56,138)
==================================================================================================

(1) Use of an assumed rate .125% higher or lower than 8.25% would have changed net income by approximately $1.1 million.


(E)    Reclassifications.

Certain reclassifications have been made to the historical financial information to conform to the presentation of the condensed pro forma information.

(F)    Verizon Historical Results.

All amounts reflected above under the headings "As Reported - Verizon" are based on special purpose financial statements of the Verizon acquired operations. In connection with the preparation of these special purpose financial statements, Verizon made numerous assumptions and allocations where specific data was not available pertaining to the acquired assets. Because of the significant amount of allocations and estimates used to prepare these special purpose financial statements, they may not reflect the financial position and results of operations of the acquired properties after such properties are acquired by the Company. For additional information, see the special purpose financial statements, and the notes thereto, filed in connection with this Current Report on Form 8-K.


                      FORWARD-LOOKING STATEMENTS

In addition to historical information, this Current Report on Form 8-K includes certain forward-looking statements regarding events and financial trends that may affect the Company's future operating results and financial position. Such forward-looking statements are subject to uncertainties that could cause the Company's actual results to differ materially from such statements. Such uncertainties include, but are not limited to: the Company's ability to effectively manage its growth, including obtaining adequate financing on attractive terms, integrating newly acquired properties into its operations, hiring adequate numbers of qualified staff and successfully upgrading our billing and other information systems; the risks inherent in rapid technological change; the effects of ongoing changes in the regulation of the communications industry; the effects of greater than anticipated competition in our markets; possible changes in the demand for, and pricing of, our products and services; the Company's ability to successfully introduce new product or service offerings on a timely and cost-effective basis; and the effects of more general factors such as changes in general market conditions or in legislation, regulation or public policy. These and other uncertanties related to the business are described in greater detail in Item 1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1999. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update any of its forward-looking statements for any reason.



                                    SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        CenturyTel, Inc.

                                   By:  /s/ Neil A. Sweasy
                                       -------------------------
                                       Neil A. Sweasy
                                       Vice President and Controller